Filed pursuant to Rule 424(b)(2)

Registration No. 333-224813

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.400% Senior Notes due 2023	$650,000,000	99.831%	$648,901,500	$80,789.00

(1)	Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement to Prospectus dated May 9, 2018

$650,000,000

Aircastle Limited

4.400% Senior Notes due 2023

We are offering $650 million aggregate principal amount of 4.400% Senior Notes due 2023 (the “notes”). The notes will bear interest at a rate of 4.400% per annum. The notes will mature on September 25, 2023. Interest will accrue on the notes from September 25, 2018. Interest on the notes is payable on March 25 and September 25 of each year, commencing on March 25, 2019.

We may redeem some or all of the notes at any time prior to August 25, 2023 (one month prior to maturity) by paying a specified “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date, as described in this prospectus supplement. On and after August 25, 2023 (one month prior to maturity), we may redeem some or all of the notes at a redemption price of 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the Notes—Optional Redemption. If we experience a change of control triggering event as described in this prospectus supplement under “Description of the Notes—Repurchase at the Option of the Holders—Change of Control,” holders of the notes will have the right to require us to repurchase the notes under the terms set forth herein, plus accrued and unpaid interest, if any, to the date of purchase.

The notes will be our unsecured senior obligations, will rank equally in right of payment with all of our existing and future senior debt (including our existing senior notes) and will rank senior in right of payment to all of our future subordinated debt. The notes will be effectively junior in right of payment to all of our existing and future secured debt to the extent of the assets securing such debt, and structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes. The notes will not initially be guaranteed by any of our subsidiaries or any third party.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and page 2 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2017.

Neither the Securities and Exchange Commission (the “SEC” or “Commission”), the Registrar of Companies in Bermuda, the Bermuda Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	99.831%	$648,901,500
Underwriting discount	0.600%	$3,900,000
Proceeds, before expenses, to us	99.231%	$645,001,500

(1)	Plus accrued interest, if any, from September 25, 2018 if settlement occurs after that date.

The notes will not be listed on any securities exchange.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company (“DTC”) on or about September 25, 2018.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Citigroup	MUFG	RBC Capital Markets

Prospectus Supplement dated September 20, 2018

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may sell the securities described in the accompanying prospectus at our discretion in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading “Where You Can Find More Information.”

Consent under the Exchange Control Act of 1972 (and its related regulations) has been granted by the Bermuda Monetary Authority for the issue and transfer of securities of Bermuda companies (other than certain equity securities) to and between non-residents of Bermuda for exchange control purposes, which includes the notes. Neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize, contain and incorporate by reference information that you should consider when making your investment decision. Neither we nor the underwriters nor their affiliates and agents have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters nor their affiliates and agents are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any documents incorporated by reference in either is accurate only as of the stated date of each document in which the information is contained. After the stated date, our business, financial condition, results of operations and prospects may have changed.

This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our company and the terms of this offering and the notes, including the merits and risks involved.

Neither we nor the underwriters nor their affiliates and agents are making any representation to any purchaser of the notes regarding the legality of the purchaser’s investment in the notes. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

S-i

Prospectus Supplement

Prospectus

S-ii

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results to be materially different from those described in the forward-looking statements; we can give no assurance that our expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, which are subject to certain risks and uncertainties that could cause actual results to differ materially from our expectations. These risks or uncertainties include, but are not limited to, those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 that is incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause our actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of the document in which the statements are contained. We expressly disclaim any obligation to revise or update publicly any forward-looking statement contained herein, in the accompanying prospectus or in the documents incorporated by reference herein or therein to reflect future events or circumstances.

S-iii

SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including the financial statements and the notes to those statements.

In this prospectus supplement, except as otherwise indicated or the context otherwise requires, the terms “Aircastle,” “we,” “our” and “us” refer to Aircastle Limited and its consolidated subsidiaries.

Our Company

We acquire, lease, and sell commercial jet aircraft to airlines throughout the world. As of June 30, 2018, we owned and managed on behalf of our joint ventures 240 aircraft leased to 84 lessees located in 45 countries. Our aircraft are managed by an experienced team based in the United States, Ireland and Singapore. Our aircraft are subject to net leases whereby the lessee is generally responsible for maintaining the aircraft and paying operational, maintenance and insurance costs. In many cases, however, we are obligated to pay a portion of specified maintenance or modification costs. As of June 30, 2018, the net book value (including flight equipment held for lease and net investment in finance and sales-type leases, or “net book value”) was $6.78 billion compared to $6.73 billion at the end of 2017. Our revenues, net income and Adjusted EBITDA were $796.6 million, $147.9 million, and $801.6 million, respectively, for the year ended December 31, 2017 and $407.0 million and $107.8 million, and $383.8 million, respectively, for the six months ended June 30, 2018.

Our Industry

Growth in commercial air traffic is broadly correlated with world economic activity. In recent years, commercial air traffic growth has expanded at a rate of one and a half to two times that of global GDP growth. The expansion of air travel has driven an increase in the world aircraft fleet. There are approximately 21,000 commercial mainline passenger and freighter aircraft in current operation worldwide. This fleet is expected to continue expanding at three to four percent average annual rate over the next twenty years. Aircraft leasing companies own approximately 42% of the world’s commercial jet aircraft.

Notwithstanding the sector’s long-term growth, the aviation market has been, and is expected to remain, subject to economic variability due to changes in macroeconomic variables, such as fuel price levels and foreign exchange rates. The aviation industry is also susceptible to external shocks, such as regional conflicts and terrorist events. Mitigating this risk is the portability of the assets, allowing aircraft to be redeployed to locations where there is demand.

Air traffic data continues to show strong passenger market growth. According to the International Air Transport Association, global passenger traffic increased 7.6% during 2017 compared to 2016 and 6.8% during the first five months of 2018 compared to the same period in 2017. Air cargo traffic increased 9.0% during 2017 compared to 2016 and 5.3% during the first five months of 2018 compared to the same period in 2017.

Demand for air travel varies by region. Emerging market economies have generally been experiencing greater increases in air traffic, driven by rising levels of per capita income leading to an increased propensity to fly. Mature markets, such as North America and Western Europe, have been growing more slowly in tandem with their economies. Air traffic growth is also being driven by the proliferation of low cost carriers, which have stimulated demand through lower prices. Airlines operating in areas with political instability or weakening economies are under pressure, and their near-term outlook is more uncertain. On balance, we believe air travel will increase over time and, as a result, we expect demand for modern aircraft will continue to remain strong over the long-term.

Fuel prices and interest rates have had a substantial effect on our industry. After dropping to a low of $36 per barrel in December 2015, the price of fuel has started to rise and averaged $69 per barrel during the first six months of 2018. While still below historic highs, rising fuel prices are impacting airline profitability. The prolonged low interest rate environment and the strong overall performance of the aircraft financing sector attracted significant new capital, increasing competition for new investments. Interest rates have recently started to rise in the U.S., with Federal Reserve guidance suggesting multiple future rate hikes in the Federal Funds rate in 2018.

Capital availability for aircraft has varied over time, and we consider this variability to be a basic characteristic of our business. If pursued properly, this represents an important source of investment opportunity. Strong U.S. debt capital market conditions benefit borrowers by permitting access to financing at historic lows while export credit agency availability has been curtailed, both in the U.S. and in Europe, due to political issues. Commercial bank debt also continues to play a critical role for aircraft finance.

While financial market conditions remain attractive, geopolitical issues may increase capital costs and limit availability going forward. We believe these market forces should generate attractive additional investment and trading opportunities for which we are well placed to capitalize given our access to different financing sources, our limited capital commitments and our reputation as a reliable trading partner. During the second quarter of 2018, we achieved an investment grade credit rating from Standard & Poor’s and Fitch, and during the third quarter of 2018, we achieved an investment grade rating from Moody’s. We believe being an investment grade issuer will reduce our borrowing costs and enable more reliable access to debt capital throughout the business cycle. No report of any rating agency is incorporated by reference herein.

Our Business

We originate acquisitions and sales through well-established relationships with airlines, other aircraft lessors, financial institutions and brokers, as well as other sources. We believe that sourcing such transactions globally through multiple channels provides for a broad and relatively consistent set of opportunities.

Our objective is to develop and maintain a diverse operating lease portfolio. We review our operating lease portfolio to sell aircraft opportunistically, to manage our portfolio diversification and to exit from aircraft investments when we believe selling will achieve better expected risk-adjusted cash flows than reinvesting in and re-leasing the aircraft.

We have an experienced acquisition and sales team based in Stamford, Connecticut; Dublin, Ireland; and Singapore that maintains strong relationships with a wide variety of market participants throughout the world. We believe that our seasoned personnel and extensive industry contacts facilitate our access to acquisition and sales opportunities and that our strong operating track record facilitates our access to debt and equity capital markets.

Potential investments and sales are evaluated by teams comprised of marketing, technical, risk management, finance and legal professionals. These teams consider a variety of aspects before we commit to purchase or sell an aircraft, including price, specification/configuration, age, condition and maintenance history, operating efficiency, lease terms, financial condition and liquidity of the lessee, jurisdiction, industry trends and future redeployment potential and values. We believe that utilizing a cross-functional team of experts to consider investment parameters helps us assess more completely the overall risk and return profile of potential acquisitions and helps us move forward expeditiously on letters of intent and acquisition documentation.

Nearly all of our aircraft are contracted on operating leases. Under an operating lease, we retain the benefit, and bear the risk, of re-leasing and of the residual value of the aircraft at the end of the lease. Operating leasing can be an attractive alternative to ownership for an airline because leasing increases an airline’s fleet flexibility, requires lower capital commitments, and significantly reduces aircraft residual value risks for the airline. Under an operating lease, the lessee agrees to lease an aircraft for a fixed term, although certain of our operating leases allow the lessee the option to extend the lease for an additional term or, in rare cases, terminate the lease prior to its expiration. As a percentage of lease rental revenue, our four largest customers, Lion Air, Avianca Brazil, LATAM Airlines Group and South African Airways, accounted for 7%, 7%, 6% and 5%, respectively, for the year ended December 31, 2017.

Each of our leases requires the lessee to pay periodic rentals during the lease term. As of June 30, 2018, rentals on more than 94% of our leases then in effect, as a percentage of net book value, are fixed and do not vary according to changes in interest rates. For the remaining leases, rentals are payable on a floating interest-rate basis. Virtually all lease rentals are payable monthly in advance, and all lease rentals are payable in U.S. dollars.

Our aircraft re-leasing strategy is to develop opportunities proactively, well in advance of scheduled lease expiration, to enable consideration of a broad set of alternatives, including deployment, sale or part-out, and to allow for reconfiguration or maintenance lead times where needed. We also take a proactive approach to monitoring the credit quality of our customers, and may seek early return and redeployment of aircraft if we feel that a lessee is unlikely to perform its obligations under a lease. We have invested significant resources in developing and implementing what we consider to be state-of-the-art lease management information systems and processes to enable efficient management of aircraft in our portfolio.

Our business approach is differentiated from those of other large leasing companies. Our investment strategy is to seek out the best risk-adjusted return opportunities across the commercial jet market, so our acquisition targets and growth rates will vary with market conditions. We plan to grow our business and profits over the long-term while maintaining a countercyclical orientation and a conservative and flexible capital structure. We prefer to have capital resources available to capture investment opportunities that arise in the context of changing market circumstances. As such, we limit large, long-term capital commitments and are therefore less reliant on orders for new aircraft from aircraft manufacturers as a source of new investments than many of our competitors.

Our Strengths

We believe that the following competitive strengths will allow us to capitalize on future growth opportunities in the global aviation industry:

Diversified Portfolio of Modern Aircraft: We have a portfolio of modern aircraft that is diversified with respect to lessees, geographic markets, lease maturities and aircraft types. As of June 30, 2018, we owned and managed on behalf of our joint ventures 240 aircraft, comprising a variety of aircraft types leased to 84 lessees located in 45 countries and lease expirations for our owned aircraft are well dispersed, with a weighted-average remaining lease term of 4.7 years. This provides the Company with a long-dated base of contracted revenues. We believe our focus on portfolio diversification reduces the risks associated with individual lessee defaults and adverse geopolitical or economic issues, and results in generally predictable cash flows.

Flexible, Disciplined Acquisition Approach and Broad Investment Sourcing Network: Since our formation, we have acquired 444 aircraft for approximately $14.4 billion as of June 30, 2018. Our investment strategy is to seek out the best risk-adjusted return opportunities across the commercial jet market, so our acquisition targets vary with market opportunities. We source our acquisitions through well-established relationships with airlines, other aircraft lessors, manufacturers, financial institutions and other aircraft owners. Since our formation in 2004, we built our aircraft portfolio through more than 158 transactions with 89 counterparties as of June 30, 2018.

Significant Experience in Successfully Selling Aircraft Throughout Their Life Cycle: Since our formation, we have sold 215 aircraft for approximately $5.1 billion as of June 30, 2018. These sales produced net gains of approximately $311.7 million and involved a wide range of aircraft types and buyers. Our team is adept at managing and executing the sale of aircraft. We sold 144 aircraft that were over fourteen years old at the time of sale; many of these being sold on a part-out disposition basis, where the airframe and engines may be sold to various buyers. We believe our competence in selling older aircraft is an essential portfolio management skill and one of the capabilities that sets us apart from many of our larger competitors.

Strong Capital Raising Track Record and Access to a Wide Range of Financing Sources: Aircastle is a publicly listed company, and our shares have traded on the NYSE since 2006. Since our inception in late 2004, we have raised approximately $1.7 billion in equity capital from private and public investors as of June 30, 2018. Our largest shareholder is Marubeni Corporation (“Marubeni”) with whom we maintain a strong, strategic relationship. As of June 30, 2018, we have also obtained approximately $13.4 billion in debt capital from a variety of sources including the unsecured bond market, commercial banks, export credit agency-backed debt, and the aircraft securitization market. The diversity and global nature of our financing sources demonstrates our ability to adapt to changing market conditions and seize new opportunities.

Our Capital Structure is Long-Dated and Provides Investment Flexibility: As of June 30, 2018, our business is financed under debt financings with a weighted-average debt maturity of 3.1 years. We also have $835 million available from unsecured revolving credit facilities that expire in 2019 and 2022, thereby limiting our near-term financial markets exposure. Given our relatively limited future capital commitments, we have the resources to take advantage of future investment opportunities. Our access to the unsecured bond market and our unsecured revolving lines of credit, due to our large unencumbered asset base, allow us to pursue a flexible and opportunistic investment strategy.

Experienced Management Team with Significant Expertise: Each member of our management team has more than 20 years of industry experience and we have expertise in the acquisition, leasing, financing, technical management, restructuring/repossession and/or sale of aviation assets. This experience spans several industry cycles and a wide range of business conditions and is global in nature. We believe our management team is highly qualified to manage and grow our aircraft portfolio and to address our long-term capital needs.

Global and Scalable Business Platform: We operate through offices in the United States, Ireland and Singapore, using a modern asset management system designed specifically for aircraft operating lessors and capable of handling a significantly larger aircraft portfolio. We believe that our current facilities, systems and personnel are capable of supporting an increase in our revenue base and asset base without a proportional increase in overhead costs.

Our Strategy

Aircraft owners have benefited from the low interest rate environment in recent years. Particularly strong conditions in the debt capital markets have provided select borrowers, including Aircastle, access to attractively priced, flexible financing. This provides us a competitive advantage over many airlines and lessors that lack similar access. Geopolitical and macroeconomic events may increase the cost of capital and limit its availability in the future, which may provide more attractive investment opportunities for Aircastle.

We plan to grow our business and profits over the long-term while maintaining a countercyclical orientation and a conservative and flexible capital structure. We prefer to have capital resources available to capture investment opportunities that arise in the context of changing market circumstances. As such, we limit large, long-term capital commitments and are therefore less reliant on orders for new aircraft from aircraft manufacturers as a source of new investments than many of our competitors.

Our business strategy entails the following elements:

Pursuing a Disciplined and Differentiated Investment Strategy. In our view, values of different aircraft change in different ways over time. We carefully evaluate investments across different aircraft models, ages, lessees and acquisition sources and re-evaluate these choices as market conditions and relative investment values change. We believe the financing flexibility offered through unsecured debt and our team’s experience with a wide range of asset types provides us with a competitive advantage. We view orders from equipment manufacturers to be part of our investment opportunity set, but choose to keep our long term capital commitments limited.

Originating Investments from Many Different Sources Across the Globe. Our strategy is to seek out worthwhile investments by leveraging our team’s wide range of contacts. We utilize a multi-channel approach to sourcing acquisitions and have purchased aircraft from a large number of airlines, lessors, original equipment manufacturers, lenders and other aircraft owners. Since our formation in 2004, we have acquired aircraft from 89 different sellers as of June 30, 2018.

Selling Assets when Attractive Opportunities Arise. We sell assets with the aim of realizing profits and reinvesting proceeds when a sale generates the greatest expected cash flow or when more accretive investments are available. We also use asset sales for portfolio management purposes, such as reducing lessee specific concentrations and lowering residual value exposures to certain aircraft types. Since our formation, we have sold 215 aircraft to 62 buyers as of June 30, 2018.

Maintaining Efficient Access to Capital from a Wide Set of Sources and Leveraging our Recent Investment Grade Credit Rating. We believe the aircraft investment market is influenced by the business cycle. Our strategy is to increase our purchase activity when prices are low and to emphasize asset sales when competition for assets is high. To implement this approach, we believe it is important to maintain access to a wide variety of financing sources. Recently, we achieved our objective of improving our corporate credit ratings to an investment grade level by maintaining strong portfolio and capital structure metrics while achieving a critical size through accretive growth. We believe our improved credit rating will not only reduce our borrowing costs, but also facilitate more reliable access to both unsecured and secured debt capital throughout the business cycle.

Leveraging our Strategic Relationships. We intend to capture the benefits provided through the extensive global contacts and relationships maintained by Marubeni, which is our biggest shareholder and one of the largest Japanese trading companies. Marubeni has enabled greater access to Japanese-based financing and helped source and develop our joint venture with the leasing arm of the Industrial Bank of Japan, Limited.

Capturing the Value of our Efficient Operating Platform and Strong Operating Track Record. We believe our team’s capabilities in the global aircraft leasing market places us in a favorable position to source and manage new income-generating activities. We intend to continue to focus our efforts in areas where we believe we have competitive advantages, including new direct investments as well as ventures with strategic business partners.

Intending to Pay Quarterly Dividends to our Shareholders Based on the Company’s Sustainable Earnings Levels. Aircastle has paid dividends each quarter since our initial public offering in 2006. On August 3, 2018, our Board of Directors (“Board”) declared a regular quarterly dividend of $0.28 per common share to be paid on September 14, 2018 to holders of record on August 31, 2018. These dividends may not be indicative of the amount of any future dividends. See “Dividend Policy.”

Company Information

We are a Bermuda exempted company and were incorporated on October 29, 2004. Our principal executive offices are located at c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901. Our telephone number is (203) 504-1020. Our website address is www.aircastle.com. Information on, or accessible through, our website does not constitute part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC that are expressly incorporated by reference into this prospectus supplement and the accompanying prospectus.

For a further discussion of our business, we urge you to read the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and our Current Reports on Form 8-K. See “Where You Can Find More Information.”

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the notes.

Issuer	Aircastle Limited, a Bermuda exempted company (the “Issuer”).

Notes Offered	$650 million aggregate principal amount of 4.400% Senior Notes due 2023 (the “notes”).

Maturity	September 25, 2023.

Interest Payment Dates	March 25 and September 25, commencing on March 25, 2019. Interest will accrue from September 25, 2018.

Ranking	The notes will be our general unsecured senior indebtedness and will:

•	rank senior in right of payment to any of our future subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

rank equally in right of payment to all of our existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes, including our previously issued:

•	$400 million aggregate principal amount of 4.625% senior notes due 2018,

•	$500 million aggregate principal amount of 6.25% senior notes due 2019,

•	$300 million aggregate principal amount of 7.625% senior notes due 2020,

•	$500 million aggregate principal amount of 5.125% senior notes due 2021,

•	$500 million aggregate principal amount of 5.50% senior notes due 2022,

•	$500 million aggregate principal amount of 5.00% senior notes due 2023 and

•	$500 million aggregate principal amount of 4.125% senior notes due 2024 (collectively, the “existing notes”);

•

be effectively junior in right of payment to all of our existing and future secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations;

•	be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes; and

•	not be initially guaranteed by any of our subsidiaries or any third party.

As of June 30, 2018, after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom, the aggregate carrying value of our and our subsidiaries’ indebtedness was approximately $4.84 billion, including $4.04 billion of our indebtedness (none of which is secured) and $0.8 billion of indebtedness at our subsidiaries (all of which is secured). As of June 30, 2018, we also had $835 million of borrowings available under our revolving credit facilities. As of June 30, 2018, our subsidiaries had approximately $0.8 billion of outstanding indebtedness and other obligations (excluding intercompany liabilities). In addition, none of our outstanding indebtedness is subordinated.

Optional Redemption	Prior to August 25, 2023 (one month prior to maturity), we may redeem the notes, in whole or in part, at any time at the “make whole” redemption price, as described in “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

On and after August 25, 2023 (one month prior to maturity), we may redeem the notes, in whole or in part, at a redemption price of 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date.

See “Description of the Notes—Optional Redemption.”

Change of Control	Upon a Change of Control Triggering Event (as defined herein), we will be required to make an offer to purchase each holder’s notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the Notes—Repurchase at the Option of the Holders—Change of Control.” We will only be required to offer to repurchase the notes if, in addition to a Change of Control, there is a Below Investment Grade Rating Event, as defined in “Description of the Notes—Certain Definitions.”

Certain Covenants	The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of our subsidiaries (other than certain joint ventures) to incur liens that secure obligations under indebtedness for borrowed money or capitalized lease obligations and consolidate, amalgamate, merge, sell or otherwise dispose of all or substantially all of our assets.

These limitations will be subject to a number of important qualifications and exceptions. The notes will initially not be guaranteed by any of our subsidiaries. See “Description of the Notes—Certain Covenants.”

No Prior Market	The notes will be new securities for which there is no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the notes may not develop or be maintained.

Use of Proceeds	We intend to use the net proceeds from the issuance and sale of the notes for general corporate purposes, which may include the acquisition of aircraft or the refinancing of our existing indebtedness. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth herein under “Risk Factors” beginning on page S-14 and in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus in deciding whether to purchase the notes.

Summary Consolidated Financial and Operating Data

Our summary historical consolidated financial and operating data set forth below as of December 31, 2017 and 2016 and for each of the years ended December 31, 2017, 2016 and 2015 is derived from our audited consolidated financial statements incorporated by reference herein. Our summary historical consolidated financial and operating data set forth below as of December 31, 2015, 2014 and 2013 and for each of the years ended December 31, 2014 and 2013 is derived from our audited consolidated financial statements not included or incorporated by reference herein.

Our summary historical consolidated financial and operating data set forth below for the six months ended June 30, 2018 and 2017 and our summary historical consolidated balance sheet data as of June 30, 2018 are derived from our unaudited consolidated financial statements incorporated by reference herein. Our summary historical consolidated balance sheet data as of June 30, 2017 is derived from our unaudited consolidated financial statements for the quarter then ended, which are not incorporated by reference herein. Our unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, including normal recurring items, which are necessary to present fairly the results for interim periods. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the entire year.

You should also read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2017 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each of which is incorporated by reference herein.

	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)
	(dollars in thousands, except per share amounts)
Consolidated Statements of Operation:
Lease rental revenue	$355,969	$379,684	$721,302	$725,220	$733,417	$714,654	$644,929
Total revenues(1)	406,956	442,091	851,787	812,084	877,219	841,748	745,865
Selling, general and administrative expenses	36,418	38,354	73,604	61,872	56,198	55,773	53,436
Depreciation	151,183	157,428	298,664	305,216	318,783	299,365	284,924
Interest, net	114,506	124,740	241,231	255,660	243,577	238,378	243,757
Net income	107,750	35,323	147,874	151,453	121,729	100,828	29,781
Earnings per common share—Basic: Net income	$1.37	$0.45	$1.88	$1.92	$1.50	$1.25	$0.40
Earnings per common share—Diluted: Net income	$1.37	$0.45	$1.87	$1.92	$1.50	$1.25	$0.40
Dividends declared per share	$0.56	$0.52	$1.06	$0.98	$0.90	$0.82	$0.695
Other Operating Data:
EBITDA(2)(4)	$382,389	$326,224	$705,525	$734,989	$707,524	$658,606	$600,088
Adjusted EBITDA(2)(4)	383,768	417,496	801,584	767,953	832,105	792,283	717,209
Adjusted net income(3)(4)	109,129	48,139	169,566	168,527	142,271	167,642	59,260
Consolidated Statements of Cash Flows:
Cash flows provided by operations	$239,843	$247,389	$490,871	$468,092	$526,285	$458,786	$424,037
Cash flows used in investing activities	(191,458)	(15,677)	(517,107)	(663,155)	(847,662)	(861,602)	(682,933)
Cash flows provided by (used in) financing activities	(119,002)	(209,881)	(248,724)	449,839	306,878	(106,030)	306,123

	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(unaudited)
	(dollars in thousands, except per share amounts)
Consolidated Balance Sheet Data (end of period):
Cash and cash equivalents	$142,360	$481,035	$211,922	$455,579	$155,904	$169,656	$654,613
Flight equipment held for lease, net of accumulated depreciation	6,249,406	5,818,821	6,188,469	6,247,585	5,867,062	5,579,718	5,044,410
Net investment in finance and sales-type leases	526,738	354,474	545,750	260,853	201,211	106,651	145,173
Total assets	7,213,148	7,043,340	7,199,083	7,244,665	6,569,964	6,175,146	6,199,429
Borrowings under senior notes, securitizations and term debt financings	4,190,691	4,339,357	4,313,606	4,506,245	4,041,156	3,744,587	3,684,897
Shareholders’ equity	1,963,406	1,835,089	1,907,564	1,834,314	1,779,500	1,720,335	1,645,407
Other Data:
Number of aircraft owned and managed on behalf of our joint ventures (at the end of period)	240	203	236	206	167	152	162
Total debt to total capitalization	68.1%	70.3%	69.3%	71.1%	69.4%	68.5%	69.1%

(1)

As part of our adoption of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), we have reclassified gain on sale of flight equipment from other income (expense) to Revenues on our Consolidated Statements of Income for the periods presented above. As a result, total revenues for periods ended on or prior to December 31, 2017 do not match total revenues as previously reported. We believe this better reflects the sale of flight equipment as part of our ordinary activities and conforms our presentation to those of our publicly traded peers.

(2)

EBITDA and Adjusted EBITDA are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). EBITDA and Adjusted EBITDA should not be considered as substitutes for net income (loss), income (loss) from operations or cash flows provided by or used in operations, as determined in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are key measures of our operating performance used by management to focus on consolidated operating performance exclusive of income and expense that relate to the financing and capitalization of the business.

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board to review the consolidated financial performance of our business.

We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

The table below shows the reconciliation of net income to EBITDA and Adjusted EBITDA for the six months ended June 30, 2018 and 2017 and the years ended December 31, 2017, 2016, 2015, 2014 and 2013.

	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Net income	$107,750	$35,323	$147,874	$151,453	$121,729	$100,828	$29,781
Depreciation	151,183	157,428	298,664	305,216	318,783	299,365	284,924
Amortization of lease premiums, discounts and incentives	6,662	6,392	11,714	10,353	10,664	6,172	32,411
Interest, net	114,506	124,740	241,231	255,660	243,577	238,378	243,757
Income tax provision	2,288	2,341	6,042	12,307	12,771	13,863	9,215

EBITDA	$382,389	$326,224	$705,525	$734,989	$707,524	$658,606	$600,088
Adjustments:
Impairment of aircraft	—	80,430	80,430	28,585	119,835	93,993	117,306
Loss on extinguishment of debt	—	—	—	—	—	36,570	—
Non-cash share-based payment expense	5,454	8,130	13,148	7,901	5,537	4,244	4,569
Gain (loss) on mark-to-market of interest rate derivative contracts	(4,075)	2,712	2,481	(3,522)	(791)	(1,130)	(4,754)

Adjusted EBITDA	$383,768	$417,496	$801,584	$767,953	$832,105	$792,283	$717,209

(3)

Management believes that Adjusted Net Income (“ANI”), when viewed in conjunction with our results under U.S. GAAP and the below reconciliation, provides useful information about operating and period-over-period performance and additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting, changes related to refinancing activity and non-cash share-based payment expense.

The table below shows the reconciliation of net income to ANI for the six months ended June 30, 2018 and 2017 and the years ended December 31, 2017, 2016, 2015, 2014 and 2013.

	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(in thousands)
Net income	$107,750	$35,323	$147,874	$151,453	$121,729	$100,828	$29,781
Loss on extinguishment of debt	—	—	—	—	—	36,570	—
Ineffective portion and termination of cash flow hedges(a)	—	—	—	—	455	660	2,393
(Gain) loss on mark-to-market of interest rate derivative contracts(b)	(4,075)	2,712	2,481	(3,522)	(791)	(1,130)	(4,754)
Loan termination payment(a)	—	988	2,058	4,960	—	—	2,954
Write-off of deferred financing fees(a)	—	986	4,005	2,880	—	—	3,975
Non-cash share-based payment expense(c)	5,454	8,130	13,148	7,901	5,537	4,244	4,569
Term Financing No. 1 hedge loss amortization charges(a)	—	—	—	—	4,401	14,854	17,843
Securitization No. 1 hedge loss amortization charges(a)	—	—	—	4,855	10,940	11,616	2,499

Adjusted net income(d)	$109,129	$48,139	$169,566	$168,527	$142,271	$167,642	$59,260

(a)	Included in Interest, net.
(b)	Included in Other income (expense).

(c)	Included in Selling, general and administrative expenses.
(d)

An investor or potential investor may find EBITDA, Adjusted EBITDA and ANI important measures in evaluating our performance, results of operations and financial position. We use these non-U.S. GAAP measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

(4)

EBITDA, Adjusted EBITDA and ANI have limitations as analytical tools and should not be viewed in isolation or as substitutes for U.S. GAAP measures of earnings (loss). Material limitations in making the adjustments to our earnings (loss) to calculate EBITDA, Adjusted EBITDA and ANI, and using these non-U.S. GAAP measures as compared to U.S. GAAP net income (loss), income (loss) from continuing operations and cash flows provided by or used in operations, include:

•

depreciation and amortization, though not directly affecting our current cash position, represent the wear and tear and/or reduction in value of our aircraft, which affects the aircraft’s availability for use and may be indicative of future needs for capital expenditures;

•	the cash portion of income tax (benefit) provision generally represents charges (gains), which may significantly affect our financial results;

•	elements of our interest rate derivative accounting may be used to evaluate the effectiveness of our hedging policy;

•	hedge loss amortization charges; and

•	adjustments required in calculating covenant ratios and compliance as that term is defined in the indentures governing our senior unsecured notes.

EBITDA, Adjusted EBITDA and ANI are not alternatives to net income (loss), income (loss) from operations or cash flows provided by or used in operations as calculated and presented in accordance with U.S. GAAP. You should not rely on these non-U.S. GAAP measures as a substitute for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations to U.S. GAAP net income (loss), along with our consolidated financial statements included elsewhere in this prospectus supplement. We also strongly urge you to not rely on any single financial measure to evaluate our business. In addition, because EBITDA, Adjusted EBITDA and ANI are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, EBITDA, Adjusted EBITDA and ANI as presented in this prospectus supplement, may differ from and may not be comparable to similarly titled measures used by other companies.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the matters addressed under “Forward-Looking Statements,” you should carefully consider the following risks before investing in the notes. You should also read the risk factors and other cautionary statements, including those described under the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-K for the quarter ended June 30, 2018 and our Current Reports on Form 8-K, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below and incorporated by reference in this prospectus supplement and the accompanying prospectus, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Relating to the Notes

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under our existing indebtedness and the notes.

On an adjusted basis, after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom, we would have had approximately $4.84 billion of consolidated debt as of June 30, 2018. We also have the ability to borrow additional funds under our revolving credit facilities. See “Capitalization.”

Our substantial amount of debt could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations under the notes or other outstanding indebtedness;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

•	restrict us from making strategic acquisitions or causing us to make non-strategic divestitures; place us at a competitive disadvantage compared with competitors that have less debt; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

Further, a substantial portion of our debt, including borrowings under our securitizations and certain of our term financing facilities, bear interest at variable rates. The interest expense we incur will vary with changes in the applicable market interest rate. In June 2018, the U.S. Federal Reserve raised short-term interest rates for the seventh time in three years, and announced that it would continue to gradually raise short-term interest rates. As a result, to the extent we are not sufficiently hedged, changes in interest rates may increase our interest costs and may reduce the spread between the returns on our portfolio investments and the cost of our borrowings. In addition to our debt, we have significant contractual obligations, as discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference herein.

Despite our substantial debt, we or our subsidiaries may still be able to incur significantly more debt, which could exacerbate the risks associated with our substantial debt.

We or our subsidiaries may be able to incur additional debt in the future. The terms of our securitizations, term financing facilities, revolving credit facilities, the indentures governing our existing notes and the indenture governing the notes will allow us to incur substantial amounts of additional debt, including secured debt, subject to certain limitations. In addition, the indenture governing the notes will allow us to incur an unlimited amount of unsecured debt. We also have the ability to borrow additional funds under our revolving credit facilities. See “Capitalization.” We regularly consider market conditions and the ability to incur indebtedness (including secured debt at the subsidiary level), to either refinance existing indebtedness and/or for working capital, and we are currently evaluating additional financing opportunities, which may be significant and could include secured debt, that may be available to us, although we have not entered into any binding commitments to incur additional debt as of the date of this prospectus supplement. If additional debt is added to our current debt levels, the related risks we could face would be magnified. Refinancing activities may also impact our results of operations.

To service our debt and meet our other cash needs, we will require a significant amount of cash, which may not be available.

Our ability to make payments on, or repay or refinance, our debt, including the notes, and to fund planned capital expenditures, dividends and other cash needs will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our securitizations and our agreements governing our other debt, including the indenture governing the notes and the indentures governing our existing notes, and other agreements we may enter into in the future. Specifically, we will need to maintain specified financial ratios and satisfy financial condition tests. Furthermore, we intend to continue to pay cash dividends to our common shareholders. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available under our term or revolving financing facilities or from other sources in an amount sufficient to pay our debt, including the notes, or to fund our dividends and other liquidity needs. In addition, our debt service obligations may be impacted by increases in interest rates.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance the notes, the existing notes or our other indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of the indentures governing the notes and the existing notes and other existing or future debt instruments may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

We are dependent upon dividends from our subsidiaries to meet our debt service obligations.

We are a holding company and conduct all of our operations through our subsidiaries. Our ability to meet our debt service obligations will be dependent on receipt of dividends from our direct and indirect subsidiaries. Subject to the restrictions contained in our existing indentures and other debt agreements, future borrowings by our subsidiaries may contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us. See “Description of the Notes—Certain Covenants.” In addition, applicable state corporate law may limit the ability of our subsidiaries to pay dividends to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries, applicable laws or state regulation will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.

Each of our securitization transactions provides that all cash flows available after expenses and interest are applied to debt amortization. While we receive modest servicing fees from these subsidiaries, we do not otherwise receive any excess cash flow from the aircraft financed thereunder.

The provisions of our ECA and other financings require us to comply with minimum net worth tests in order to continue to have access to the cash flow generated by the aircraft subject to those financings. More specifically, our ECA term financings contain a $500 million minimum net worth covenant and also contain, among other customary provisions, a material adverse change default and cross-default to other ECA- or EXIM-supported financings or our other recourse financings. Our compliance with these tests, and with other covenants in these financings and other aircraft-specific financings, depends upon, among other things, the timely receipt of lease payments from our lessees and upon our overall financial performance.

The notes are not guaranteed by any of our subsidiaries. As a result, the creditors of our subsidiaries have a prior claim, ahead of the notes, on all of our subsidiaries’ assets.

Since none of our subsidiaries will initially guarantee the notes offered hereby, creditors of our subsidiaries have a prior claim, ahead of the holders of notes, on the assets of those subsidiaries. In addition, our subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. In the event of a bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, holders of indebtedness and trade creditors of these subsidiaries will generally be entitled to payment of their claims from the assets of such subsidiaries before any assets are made available for distribution to us. Accordingly, there may be insufficient funds to satisfy claims of noteholders. As of June 30, 2018, our subsidiaries had approximately $0.8 billion of outstanding indebtedness and other obligations (excluding intercompany liabilities). In addition, the indenture governing the notes will allow our subsidiaries to incur an unlimited amount of unsecured debt.

We may be unable to repay or repurchase the notes at maturity.

At the applicable maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If upon the applicable maturity date other arrangements prohibit us from repaying the notes, we could try to obtain waivers of such prohibitions under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we were not able to obtain such waivers or refinance these borrowings, we would be unable to repay the notes.

The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.

The indenture governing the notes, among other things, does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness, including secured indebtedness (subject to compliance with the lien covenant), that is senior to or equal in right of payment to the notes;

•	limit our subsidiaries’ ability to incur secured (subject to compliance with the lien covenant) or unsecured indebtedness, which may be structurally senior to the notes;

•	restrict our ability to sell assets (subject to compliance with the merger covenant) or enter into transactions with affiliates;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	restrict certain of our subsidiaries that are bona fide joint ventures from incurring secured or unsecured indebtedness or guaranteeing debt of our subsidiaries.

In addition, although the indenture governing the notes provides that upon the occurrence of a Change of Control Triggering Event, as defined in “Description of the Notes—Certain Definitions,” each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, this provision is subject to a number of limitations. Specifically, the definition of the term “Change of Control” is limited within the indenture and does not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by certain of our affiliates) that could negatively affect the value of your notes and a Change of Control Triggering Event requiring us to offer to repurchase the notes will only be deemed to occur if, in addition to a Change of Control, there is a Below Investment Grade Rating Event, as defined in “Description of the Notes—Certain Definitions.” A Below Investment Grade Rating Event requires that there be a ratings decline with respect to the notes as a result of the Change of Control and that such ratings decline must occur in all cases, even if the notes had already been downgraded to below investment grade ratings prior to such Change of Control. Certain of our other outstanding senior notes and our revolving credit agreement require, and future indebtedness that we may incur may require, the repurchase or repayment of such indebtedness upon a Change of Control regardless of whether such indebtedness is downgraded at the time of such Change of Control. Therefore, holders of such other indebtedness may have a right to be repaid or have their notes repurchased prior to holders of the notes offered hereby.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control with respect to the notes has occurred and whether a holder of the notes may require the Issuer to make an offer to repurchase the notes as described above. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also could materially and adversely affect your investment.

Although there are limited covenants in the indenture governing the notes, certain of the agreements governing our existing debt contain covenants that impose significant restrictions on us that may affect our ability to operate our business and to make payments on the notes.

The agreements governing our existing debt impose significant operating and financial restrictions on our activities. These restrictions include compliance with or maintenance of certain financial tests and ratios, including net worth covenants and the maintenance of loan to value and interest coverage ratios, and limit or prohibit our ability to, among other things:

•	incur or guarantee additional indebtedness and issue disqualified stock or preference shares;

•	sell assets;

•	incur liens;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	agree to any restrictions on the ability of restricted subsidiaries to transfer property or make payments to us;

•	make certain investments;

•	guarantee certain other indebtedness without guaranteeing the notes offered hereby;

•	consolidate, amalgamate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into transactions with our affiliates.

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, amalgamation, merger and acquisition, joint venture and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements would result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit debt holders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt and to terminate any commitments to lend. Under these circumstances, we might have insufficient funds or other resources to satisfy all our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

The repayment of the notes effectively will be subordinated to substantially all of our existing and future secured debt and the existing and future secured debt of our subsidiaries.

The notes will be unsecured obligations. The notes, and any other unsecured debt securities issued by us, effectively will be junior in right of payment to all of our secured indebtedness. In the event of our bankruptcy, or the bankruptcy of our subsidiaries or special purpose vehicles, holders of any secured indebtedness of ours or our subsidiaries will have claims that are prior to the claims of any debt securities issued by us with respect to the value of the assets securing our other indebtedness. As of June 30, 2018, the aggregate carrying value of our and our subsidiaries’ indebtedness was approximately $4.2 billion, including $3.4 billion of our indebtedness (none of which is secured) and $0.8 billion of indebtedness at our subsidiaries (all of which is secured).

If we default on our obligations under any of our secured debt, our secured lenders could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness or our other indebtedness, including the notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of the notes will be entitled to receive any payment with respect thereto. As a result, the holders of the notes may recover proportionally less than the holders of secured indebtedness. Volatility in the capital markets could also result in our consideration of issuing additional secured indebtedness.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to have the notes listed on a national securities exchange. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities for the notes at any time without notice. Therefore, we cannot assure you that an active trading market for the notes will develop or, if developed, that it will continue. We cannot assure you that the trading market, if any, for the notes will be free from disruptions that may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. As a result, we cannot assure you that you will be able to sell your notes on favorable terms when desired, or at all.

If an active trading market for the notes does develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the notes.

If an active trading market for the notes does develop, the market price for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the number of potential buyers and level of liquidity of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition, liquidity and future prospects;

•	the time remaining until the notes mature; and

•	the overall condition of the economy and the financial markets and the industry in which we operate.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the notes.

Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings, or in our outlook, would likely have an adverse effect on the market prices of the notes. One of the effects of any credit rating downgrade would be to increase our costs of borrowing in the future.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security and obligor at an effective interest rate as high as that of the notes.

We may not be able to repurchase the notes upon a change of control triggering event.

Upon the occurrence of a Change of Control Triggering Event, as defined in “Description of the Notes—Certain Definitions,” each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Triggering Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under the instruments governing our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

In addition, our revolving credit agreement provides that the occurrence of certain change of control events (including a Change of Control as defined under the indenture) with respect to us would require us to repay all borrowings thereunder. In the event a Change of Control occurs, we may seek the consent of our lenders or may attempt to refinance or repay the borrowings under our revolving credit facilities. If we do not obtain such consent or refinance or repay such borrowings, we may be in default under the revolving credit agreement, which may, in turn, constitute a default under the Indenture. Our other outstanding senior notes contain, and future indebtedness that we may incur may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. The exercise by the holders of the notes of their right to require us to repurchase their notes could cause a default under such indebtedness, even if a Change of Control itself does not, due to the financial effect of such repurchase on us. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

Credit ratings on the notes may not reflect all risks.

One or more credit rating agencies are expected to assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. No report of any rating agency is incorporated by reference herein.

Federal and state fraudulent transfer laws may permit a court to void the notes and any future guarantees, subordinate claims in respect of the notes and require noteholders to return payments received from us or any future guarantors and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes could be voided as a fraudulent transfer or conveyance if (1) we issued the notes with the intent of hindering, delaying or defrauding creditors or (2) we received less than reasonably equivalent value or fair consideration in return for issuing the notes and, in the case of (2) only, one of the following is also true at the time thereof:

•	the issuer or the applicable guarantor (if any) was insolvent or rendered insolvent by reason of the issuance of the notes;

•	the issuance of the notes left the issuer or the applicable guarantor (if any) with an unreasonably small amount of capital to carry on business; or

•	the issuer or the applicable guarantor (if any) intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.

Claims described under subparagraph (1) above are generally described as intentional fraudulent conveyances, while those under subparagraph (2) above are constructive fraudulent conveyances. A court would likely find that we did not receive reasonably equivalent value or fair consideration for the notes if we did not substantially benefit directly or indirectly from the issuance of the notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or now or antecedent debt is secured or satisfied. To the extent that the fraudulent conveyance analysis turns on insolvency, as with a constructive fraudulent conveyance, the insolvency determination is an intensely factual one, which is supposed to be conducted based on current conditions rather than with the benefit of hindsight. Generally an entity would be considered insolvent if, at the time it incurred indebtedness, insolvency was present based on one of three alternative tests described above. For purposes of evaluating solvency under the first of these tests, a court would evaluate whether the sum of an entity’s debts, including contingent liabilities in light of the probabilities of their incurrence, was greater than the fair saleable value of all its assets.

If a court were to find that the issuance of the notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or subordinate the notes to presently existing and future indebtedness of us, or require the holders of the notes to repay any amounts received with respect to such notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $644.75 million, after deducting the estimated fees and expenses of this offering. We intend to use the net proceeds from the issuance and sale of the notes for general corporate purposes, which may include the acquisition of aircraft or the refinancing of our existing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio: (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes and fixed charges; and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	1.93x	1.27x	1.61x	1.61x	1.53x	1.47x	1.16x

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization, as of June 30, 2018:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (i) the issuance and sale of the notes, after deducting the underwriters’ discount and estimated expenses payable in connection with this offering, as if it had occurred on June 30, 2018, and (ii) the intended application of the estimated net proceeds as set forth in “Use of Proceeds.”

This table contains unaudited information and should be read in conjunction with “Summary—Summary Consolidated Financial and Operating Data,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein.

	As of June 30, 2018
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$142,360	$787,112

Debt(1):
Secured debt financings:(2)
ECA term financings(3)	$208,448	$208,448
Bank financings(4)	600,883	600,883
Less: Debt issuance costs	(10,809)	(10,809)

Total secured debt financings, net of debt issuance costs	798,522	798,522

Unsecured debt financings:(5)
Senior Notes due 2018	400,000	400,000
Senior Notes due 2019	500,000	500,000
Senior Notes due 2020	300,000	300,000
Senior Notes due 2021	500,000	500,000
Senior Notes due 2022	500,000	500,000
Senior Notes due 2023	500,000	500,000
Senior Notes due 2024	500,000	500,000
DBJ Term Loan	120,000	120,000
Notes offered hereby	—	650,000
Revolving credit facilities(6)	100,000	100,000
Less: Debt issuance costs	(27,831)	(31,981)

Total unsecured debt financings, net of debt issuance costs	3,392,169	4,038,019

Total secured and unsecured debt financings, net of debt issuance costs	4,190,691	4,836,541
Shareholders’ equity	1,963,406	1,963,406

Total capitalization	$6,154,097	$6,799,947

(1)

For a description of our indebtedness, see Note 7 to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 incorporated by reference herein.

(2)	All secured debt financings represent debt of our subsidiaries.
(3)	The borrowings under these financings at June 30, 2018 have a weighted-average rate of interest of 3.58%.
(4)	The borrowings under these financings at June 30, 2018 have a weighted-average fixed rate of interest of 4.24%. Bank financings reflects a loan discount of $0.3 million.

(5)	All unsecured debt financings represent debt of the Issuer. None of our subsidiaries currently guarantees any of this debt.
(6)

On June 27, 2018, we increased the size of one of our unsecured revolving credit facilities from $675 million to $800 million and extended its maturity by more than two years to June 2022 and the interest rate decreased from LIBOR plus 2.25% to LIBOR plus 1.50%. At June 30, 2018, we had $100 million outstanding and $835 million of availability under our revolving credit facilities.

DESCRIPTION OF THE NOTES

General

The notes offered hereby will be issued under the indenture (the “Base Indenture”), dated as of December 5, 2013, between Aircastle Limited, as Issuer, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by a supplemental indenture between the Issuer and the Trustee, dated as of the closing date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” or “TIA”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following is a summary of the material terms and provisions of the notes and the Indenture. The following summary does not purport to be a complete description of the notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.” For purposes of this summary, the term “Issuer” refers only to Aircastle Limited, and not to any of its Subsidiaries.

Brief Description of the Notes

The notes will be:

•	general senior obligations of the Issuer;

•	pari passu in right of payment with any existing and future senior Indebtedness of the Issuer;

•	senior in right of payment to any Subordinated Indebtedness of the Issuer; and

•	structurally subordinated to all liabilities and preferred stock of Subsidiaries of the Issuer.

Without limitation on the generality of the foregoing, the notes will be effectively subordinated to secured Indebtedness and other obligations of the Issuer to the extent of the value of the assets securing such Indebtedness and other obligations. In the event of the Issuer’s bankruptcy, liquidation, reorganization or other winding up, the Issuer’s assets that secure such secured Indebtedness and other obligations will be available to pay obligations on the notes only after all Indebtedness under such secured Indebtedness and other obligations have been repaid in full from such assets.

On the Issue Date, the notes will not be guaranteed by any Subsidiary of the Issuer. As a result, the notes will be structurally subordinated to all liabilities and obligations of our Subsidiaries. Claims of creditors of our Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred shareholders (if any) of those Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Issuer, including Holders.

Principal, Maturity and Interest

The Issuer will issue $650 million aggregate principal amount of notes. The notes will mature on September 25, 2023. The Issuer may issue additional notes from time to time after this offering under the Indenture (“Additional Notes”).

The notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, although they may bear a different CUSIP number. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued. The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Interest on the notes will accrue at the rate of 4.400% per annum. Interest on the notes will be payable semi-annually in arrears on March 25 and September 25, commencing on March 25, 2019 to Holders of record on the immediately preceding March 10 and September 10. Interest on the notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from the date of issuance of the notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of Additional Amounts

Under current Bermuda law, no withholding tax will be imposed upon payments on the notes or the Note Guarantees, if any. If the Issuer (or a Guarantor, if any) or other applicable withholding agent is required by law to deduct or withhold taxes imposed by Bermuda or another Relevant Tax Jurisdiction on payments to Holders, however, it will pay additional amounts on those payments to the extent described in this section. “Relevant Tax Jurisdiction” means Bermuda, or another jurisdiction in which the Issuer or a Guarantor, or a successor of any of them, is organized, is resident or engaged in business for tax purposes or through which payments are made on or in connection with the notes or the Note Guarantees.

The Issuer (or a Guarantor) will pay to any Holder so entitled all additional amounts that may be necessary so that every net payment of interest, principal, premium or other amount received by the beneficial owner on that note or the Note Guarantee will not be less than the amount provided for in that note or Note Guarantee. “Net payment” refers to the amount the Issuer, any Guarantor or their paying agent pays the Holder after deduction or withholding by the applicable withholding agent of an amount for or on account of any present or future tax, assessment or other governmental charge imposed with respect to that payment by a taxing authority (including any withholding or deduction attributable to additional amounts payable hereunder).

The Issuer (and Guarantors) will also indemnify and reimburse Holders for:

•

taxes (including any interest, penalties and related expenses) imposed on the Holders (or if a Holder is not the beneficial owner, the beneficial owner) by a Relevant Tax Jurisdiction if and to the same extent that a Holder would have been entitled to receive additional amounts if the Issuer (or a Guarantor) or other applicable withholding agent had been required to deduct or withhold those taxes from payments on the notes or the Note Guarantees; and

•

stamp, court, documentary or similar taxes or charges (including any interest, penalties and related expenses) imposed by a Relevant Tax Jurisdiction in connection with the execution, delivery, enforcement or registration of the notes or the Note Guarantees or other related documents and obligations.

This obligation to pay additional amounts is subject to several important exceptions, however. The Issuer (or a Guarantor) will not pay additional amounts to any Holder for or on account of any of the following:

•

any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of or possessor of power over the relevant Holder if the Holder is an estate, nominee, trust, partnership, limited liability company, or corporation) and the Relevant Tax Jurisdiction imposing the tax (other than the mere receipt of a payment or the acquisition, ownership, disposition or holding of, or enforcement of rights under, a note or the Note Guarantees);

•	any estate, inheritance, gift or any similar tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge imposed solely because the Holder (or if the Holder is not the beneficial owner, the beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or any beneficial owner of the note or the Note Guarantees, if compliance is required by law or by an applicable income tax treaty to which the jurisdiction imposing the tax is a party, as a precondition to an exemption from the tax, assessment or other governmental charge for which such Holder is eligible and the Issuer (or a Guarantor) has given the Holders at least 60 days’ notice that Holders will be required to provide such information and identification;

•

any tax, assessment or other governmental charge with respect to a note or a Note Guarantee presented for payment more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of the note would have been entitled to additional amounts on presenting the note for payment on any date during the 30-day period; and

•

any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Union Directive on the taxation of savings income, which was adopted by the ECOFIN Council on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive.

Payments

Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in Minnesota will be the office of the trustee maintained for such purpose.

Ranking

The Indebtedness evidenced by the notes will be senior Indebtedness of the Issuer and will rank pari passu in right of payment with all existing and future senior Indebtedness of the Issuer. The Indebtedness evidenced by the notes will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer.

As of June 30, 2018, on an as adjusted basis after giving effect to this offering and the use of proceeds specified herein, the Issuer and its Subsidiaries would have had approximately $4.84 billion aggregate principal amount of Indebtedness outstanding, $0.8 billion of which was secured debt and none of which was Subordinated Indebtedness. All of the operations of the Issuer are conducted through its Subsidiaries. Claims of creditors on such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries, generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including the Holders. The notes, therefore, will be structurally subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred shareholders (if any) of the Subsidiaries of the Issuer. As of June 30, 2018, our Subsidiaries had approximately $0.8 billion of outstanding Indebtedness and other obligations (excluding intercompany liabilities).

Note Guarantees

On the Issue Date, the notes will not be guaranteed by any of our subsidiaries or any third party.

From and after the Issue Date and prior to the Existing Notes Repayment Date, the Issuer will not cause or permit (i) any of its Subsidiaries (other than a Guarantor or a Majority Owned JV), directly or indirectly, to guarantee any capital markets Indebtedness or any unsecured credit facility of the Issuer or any Guarantor or (ii) any Majority Owned JV, directly or indirectly, to guarantee any capital markets Indebtedness or any unsecured credit facility of the Issuer, in each case, with an aggregate principal amount in excess of the greater of (x) $100 million and (y) 1.5% of Total Assets unless, such Subsidiary:

(a)

within 20 Business Days of the date on which it guarantees such Indebtedness of the Issuer or any Guarantor executes and delivers to the Trustee a supplemental indenture pursuant to which such Subsidiary shall guarantee (each, a “Note Guarantee”) all of the Issuer’s obligations under the notes and the Indenture and other terms contained in the applicable supplemental indenture and subject to the conditions contained in such supplemental indenture; and

(b)	delivers to the Trustee an Officers’ Certificate that all conditions precedent to the execution of such supplemental indenture have been complied with.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture until such Note Guarantee is released in accordance with the provisions of the Indenture. In the event of a sale or other transfer or disposition of all of the Capital Stock in any Guarantor to any Person that is not an Affiliate of the Issuer in compliance with the terms of the Indenture, or in the event all or substantially all the assets or Capital Stock of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Issuer in compliance with the terms of the Indenture, then, without any further action on the part of the Trustee or any Holder, such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally cancelled, released and discharged of any obligations under its Note Guarantee, as evidenced by a supplemental indenture, written instrument or confirmation executed by the Trustee, upon request; provided, however that if evidence of such cancellation, discharge or release is requested to be executed by the Trustee, an Officers’ Certificate and an opinion of counsel. In addition, upon the release or discharge of any guarantee which resulted in the creation of a Note Guarantee (except a discharge or release by or as a result of payment under such guarantee), the Guarantor of such Note Guarantee shall be deemed automatically and unconditionally cancelled, released and discharged of any obligations under its Note Guarantee, as evidenced by a supplemental indenture, written instrument or confirmation executed by the Trustee, upon request. The Issuer may cause any other Subsidiary of the Issuer to issue a Note Guarantee and become a Guarantor.

Each Note Guarantee by a Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes, but the Issuer may be required to offer to purchase the notes as set forth below under “—Repurchase at the Option of Holders.”

Optional Redemption

Prior to August 25, 2023 (one month prior to the maturity date of the notes), the Issuer may, at any time and from time to time, redeem all or a part of the notes, upon not less than 15 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, at a redemption price equal to the greater of (a) 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date, and (b) the sum of the present values of 100% of the principal amount of the notes being redeemed and the remaining scheduled payments of interest on the notes from the redemption date through August 25, 2023 (one month prior to the maturity date of the notes) (computed using a discount rate equal to the Treasury Rate as of such redemption date plus 25 basis points) (the “Applicable Premium”), plus accrued and unpaid interest to, but not including, the redemption date.

On and after August 25, 2023 (one month prior to the maturity date of the notes), the Issuer may on any one or more occasions redeem all or a part of the notes, upon not less than 15 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

The Trustee shall select the notes to be purchased in the manner described under “—Selection and Notice.”

Any notice of redemption may, at the Issuer’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any debt or equity financing, acquisition or other corporate transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Issuer and the Guarantors from their obligations with respect to such redemption).

Redemption for Taxation Reasons

The Issuer will be entitled, at its option, to redeem the notes in whole if at any time it becomes obligated to pay additional amounts on the notes on the next interest payment date, but only if the obligation results from a change in, or an amendment to, the laws or treaties (including any regulations or official rulings promulgated thereunder) of a Relevant Tax Jurisdiction (or a political subdivision or taxing authority thereof or therein), or from a change in any official position regarding the interpretation, administration or application of those laws, treaties, regulations or official rulings (including a change resulting from a holding, judgment or order by a court of competent jurisdiction), that becomes effective and is announced after the Issue Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date) and provided the Issuer cannot avoid the obligation after taking reasonable measures to do so. If the Issuer redeems the notes in these circumstances, it will do so at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, and any other amounts due to the redemption date.

If the Issuer becomes entitled to redeem the notes in these circumstances, it may do so at any time on a redemption date of its choice. However, the Issuer must give the Holders notice of the redemption not less than 15 days or more than 60 days before the redemption date and not more than 90 days before the next date on which it would be obligated to pay additional amounts. In addition, the Issuer’s obligation to pay additional amounts must remain in effect when it gives the notice of redemption. Notice of the Issuer’s intent to redeem the notes shall not be effective until such time as it delivers to the Trustee both a certificate signed by two of its officers stating that the obligation to pay additional amounts cannot be avoided by taking reasonable measures and an opinion of independent legal counsel or an independent auditor stating that the Issuer is obligated to pay additional amounts because of an amendment to or change in law, treaties or position as described in the preceding paragraph.

In addition to the Issuer’s rights to redeem notes as set forth above, the Issuer may at any time and from time to time purchase notes in open-market transactions, tender offers, privately negotiated purchases or otherwise.

Repurchase at the Option of Holders

Change of Control

If a Change of Control Triggering Event occurs, the Issuer will make an offer to purchase all of the notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus, in each case, accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the right of Holders of record of the notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuer will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of the notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1)

a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	any note not properly tendered will remain outstanding and continue to accrue interest;

(4)

unless the Issuer defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5)

Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender such notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

(6)

Holders will be entitled to withdraw their tendered notes and their election to require the Issuer to purchase such notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of notes tendered for purchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes purchased;

(7)

if such notice is mailed prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event; and

(8)

that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

While the notes are in global form and the Issuer makes an offer to purchase all of the notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the notes through the facilities of DTC, subject to its rules and regulations.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchase all of the notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to, but not including, the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control.

The Issuer will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered, and

(3)

deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an Officers’ Certificate stating that such notes or portions thereof have been tendered to and purchased by the Issuer.

The paying agent will promptly mail to each Holder of the notes the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control Triggering Event purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the underwriters and us. After the closing date, we have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Except for the limitations contained in “Certain Covenants—Liens”, the Indenture will not contain any covenants or provisions that may afford Holders protection in a highly levered transaction.

Our revolving credit agreement provides that the occurrence of certain change of control events (including a Change of Control as defined under the Indenture) with respect to us would constitute a default thereunder. In the event a Change of Control occurs, we may seek the consent of our lenders or may attempt to refinance or repay the borrowings under the revolving credit agreement. If we do not obtain such consent or refinance or repay such borrowings, we may be in default under the revolving credit agreement, which may, in turn, constitute a default under the Indenture. In addition, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. The exercise by the Holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if a Change of Control itself does not, due to the financial effect of such repurchase on us. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of the notes may require the Issuer to make an offer to repurchase the notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes then outstanding, including after the entry into an agreement that would result in the need to make a Change of Control Offer.

Selection and Notice

If less than all of the notes are to be redeemed at any time, selection of such notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange and DTC procedures, if any, on which such notes are listed, or, if such notes are not so listed, on a pro rata basis or by lot or such similar method in accordance with the procedures of DTC; provided that no notes of $2,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 15 but not more than 60 days before the purchase or redemption date to each Holder of notes to be purchased or redeemed at such Holder’s registered address. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on notes or portions thereof purchased or called for redemption.

Certain Covenants

Liens

The Issuer will not create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness for borrowed money or any Capitalized Lease Obligations of the Issuer or any Subsidiary (the “Initial Lien”) of any kind upon any of its property or assets, now owned or hereafter acquired, except any Initial Lien if (i) the notes are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien. Any Lien created for the benefit of the Holders pursuant to clause (i) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Amalgamation, Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)

the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of a Permitted Jurisdiction (such Person, as the case may be, being herein called the “Successor Company”);

(2)

the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction no Default or Event of Default exists; and

(4)

the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer under the Indenture and the notes. Notwithstanding the foregoing clause (3),

(a)	any Subsidiary may consolidate with, amalgamate or merge into or transfer all or part of its properties and assets to the Issuer; and

(b)	the Issuer may amalgamate or merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in any Permitted Jurisdiction.

For purposes of this covenant, the leasing of aircraft, engines, spare parts or similar assets in the ordinary course of business shall not be considered the leasing of “all or substantially” of the properties or assets of the Issuer.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Securities and Exchange Commission, the Indenture will require the Issuer to file with the Commission (and make available to the Trustee and Holders (without exhibits), without cost to each Holder, within 15 days after it files them with the Commission),

(a)

within 90 days (or any time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer) plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(b)

within 45 days (or any time period then in effect under the rules and regulations of the Exchange Act) plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

(c)	promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(d)	any other information, documents and other reports which the Issuer would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that (A) at any time that the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, none of such reports will be required to (i) comply with Section 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (ii) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, (iii) contain the separate financial information contemplated by Rule 3-10 of Regulation S-X promulgated by the Commission and (iv) provide financial statements in interactive data format using the eXtensible Business Reporting Language and (B) the Issuer shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would be required to file such information with the Commission, if it were subject to Section 13 or 15(d) of the Exchange Act.

The Issuer will be deemed to have furnished such information referred to in this covenant to the Trustee and the Holders of notes if the Issuer has filed or furnished such information in reports filed with the Commission and such reports are publicly available on the Commission’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so filed or furnished.

Events of Default and Remedies

The following events constitute “Events of Default” with respect to the notes under the Indenture:

(1)	default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes issued under the Indenture;

(2)	default for 30 days or more in the payment when due of interest on or with respect to the notes issued under the Indenture;

(3)

failure by the Issuer for 90 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding and issued under the Indenture to comply with any of its other agreements in the Indenture or the notes;

(4)

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Significant Subsidiary or the payment of which is guaranteed by the Issuer or any Significant Subsidiary, other than Indebtedness owed to the Issuer or a Significant Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the notes, if both:

(a)	such default either:

•	results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or

•

relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)

the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate to the greater of (i) $100.0 million and (ii) 1.5% of Total Assets or more at any one time outstanding;

(5)

failure by the Issuer or any Significant Subsidiary to pay final, non-appealable judgments aggregating in excess of the greater of (i) $100.0 million and (ii) 1.5% of Total Assets, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(6)	certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes issued under the Indenture to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Indenture will provide that the Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on the notes, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders.

The Indenture will provide that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by written notice to the Trustee may on behalf of the Holders waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose

(x)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(y)	the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z)	if the default that is the basis for such Event of Default has been cured.

The Indenture will provide that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within ten Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Issuer, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer or any Subsidiary shall have any liability for any obligations of the Issuer or any Subsidiary under the notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the notes under the Indenture. The Issuer may, at its option and at any time, elect to have all of its obligations under the Indenture discharged (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)

the rights of Holders of notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the Indenture,

(2)

the Issuer’s obligations under the Indenture concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith, and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default” will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the notes; provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purpose of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)

in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)	the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)	since the issuance of the notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default with respect to the outstanding notes (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the Indenture) to which, the Issuer is a party or by which the Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith);

(6)

the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any of the Guarantors; and

(7)

the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect, when either:

(1)

all notes theretofore authenticated and delivered, except lost stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a)

all notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuer has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that, with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purpose of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b)

no Default or Event of Default with respect to the outstanding notes (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound (other than an instrument to be terminated contemporaneously with or prior to the borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);

(c)	the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d)

the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the notes. The initial paying agent for the notes will be the Trustee.

The Issuer will also maintain a registrar. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the notes outstanding from time to time and will make payments on and facilitate transfer of notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed.

The registered Holder of a note will be treated as the owner of the note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next four succeeding paragraphs, the Indenture and the notes issued thereunder may be amended or supplemented with the consent of the Holders of a majority in principal amount of the notes then outstanding and issued under the Indenture, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, other than notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for notes).

The Indenture will provide that, without the consent of each Holder affected, an amendment or waiver may not, with respect to the notes held by a non-consenting Holder:

(1)	reduce the principal amount of notes,

(2)

reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenant described above under the caption “—Repurchase at the Option of Holders”),

(3)	reduce the rate of or change the time for payment of interest on any note,

(4)

waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes issued under the Indenture, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture which cannot be amended or modified without the consent of all Holders,

(5)	make any note payable in money other than that stated in the notes,

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the notes,

(7)

(a) make any change in these amendment and waiver provisions, (b) impair the contractual right of any Holder to receive payment of principal of, or interest on such Holder’s notes on or after the due dates therefor or (c) institute suit for the enforcement of any payment on or with respect to such Holder’s notes on or after the due dates therefor, or

(8)	make any change to or modify the ranking of the notes that would adversely affect the Holders.

Notwithstanding the foregoing, without the consent of any Holder, the Issuer, and the Trustee may amend or supplement the Indenture or the notes:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to comply with the covenant relating to amalgamations, mergers, consolidations and sales of assets;

(4)	to provide for the assumption of the Issuer’s obligations to Holders;

(5)	to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights under the Indenture of any such Holder;

(6)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(7)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(9)

(a) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable or (b) to make any change to the provisions of the Indenture relating to the transfer and legending of notes, including to facilitate the issuance and administration of the notes or comply with the procedures of any securities depositary (provided, that compliance with the Indenture as so amended would not result in the notes being transferred in violation of the Securities Act or any applicable securities laws);

(10)	to add guarantees of the notes under the Indenture in accordance with the terms of the Indenture; or

(11)

to conform the text of the Indenture or the notes to any provision of the “Description of the Notes” to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture or the notes as evidenced in an Officers’ Certificate.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Indenture will provide that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aircraft Finance Subsidiary” means any special purpose Subsidiary that facilitates the acquisition, ownership, leasing or financing of aircraft or any parts relating to aircraft, including any securitization financing in connection therewith.

“Below Investment Grade Rating Event” means that at any time within 60 days (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of the Issuer’s intention or that of any Person to effect a Change of Control, the rating on the notes is lowered, and the notes are rated below an Investment Grade Rating, by (i) one Rating Agency if the notes are rated by less than two Rating Agencies, (ii) both Rating Agencies if the notes are rated by two Rating Agencies or (iii) at least a majority of such Rating Agencies if the notes are rated by three or more Rating Agencies; provided, that a Below Investment

Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means, with respect to a Person, the board of directors of such Person or any duly authorized committee thereof.

“Capital Stock” means

(1)	in the case of a corporation, corporate stock,

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)	in the case of a partnership or limited liability company, partnership, membership interests (whether general or limited) or shares in the capital of a company, and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Change of Control” means:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2)

(a) all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Subsidiary or one or more Permitted Holders or (b) the Issuer amalgamates, consolidates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into the Issuer, in either case under this clause (2), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer, immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer, or the applicable surviving or transferee Person; provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of the Issuer, or the applicable surviving or transferee Person or (ii) to an amalgamation or a merger of the Issuer with or into (x) a corporation, limited liability company or partnership or (y) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders), which beneficially owns Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of such entity and, in the case of clause (y), the parent of such wholly-owned subsidiary guarantees the Issuer’s obligations under the notes and the Indenture; or

(3)	the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of the Issuer.

For purposes of this definition, if the Issuer becomes a direct or indirect Subsidiary of a holding company, such holding company shall not itself be considered a Person or group for purposes of clauses (1) and (2) above; provided that (a) such holding company beneficially owns, directly or indirectly, 100% of the Capital Stock of the Issuer and (b) upon completion of such transaction, no Person or group (other than one or more Permitted Holders) beneficially owns more than 50% of the voting power of the total outstanding voting stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Below Investment Grade Rating Event.

“Consolidated Tangible Assets” at any date means the total assets of the Issuer and its Subsidiaries reported on the most recently prepared consolidated balance sheet of the Issuer filed with the Commission or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Issuer or any of its Subsidiaries or that otherwise would be considered intangible assets under generally accepted accounting principles, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill. In calculating Consolidated Tangible Assets, pro forma adjustments for transactions consummated on or prior to or simultaneously with the calculation date shall be made as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Total Assets.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds

(a)	for the purchase or payment of any such primary obligation or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Existing Notes Repayment Date” means the date on which all of the Issuer’s existing senior notes that are outstanding on the Issue Date (other than the notes offered hereby) have been repaid, repurchased in full or otherwise satisfied and discharged and no longer outstanding.

“Fitch” means Fitch, Inc.

“GAAP” means generally accepted accounting principles in the United States which are in effect on April 4, 2012. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP for purposes of calculations hereunder and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of notes. At any time after the Issue Date, the Issuer may elect to establish that GAAP shall mean GAAP as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable.

“Government Securities” means securities that are

(a)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(b)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under

(a)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(b)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a holder of the notes.

“Indebtedness” means, with respect to any Person,

(1)	any indebtedness (including principal and premium) of such Person, whether or not contingent

(a)	in respect of borrowed money,

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(c)

representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, or

(d)	representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(2)

to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(3)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that Contingent Obligations shall be deemed not to constitute Indebtedness; and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness; and the term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on the Issue Date; provided, further, however, that for the avoidance of doubt, Indebtedness of any Person at any time under a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding.

“Investment Grade Rating” means a rating equal to or higher than (i) Baa3 (or the equivalent) by Moody’s, (ii) BBB- (or the equivalent) by S&P and (iii) BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency substituted for Moody’s, S&P or Fitch.

“Issue Date” means September 25, 2018.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell or give a security interest; provided that (i) in no event shall an operating lease be deemed to constitute a Lien and (ii) the filing of a financing statement under the Uniform Commercial Code does not, in and of itself give rise to a Lien.

“Majority Owned JV” means a Subsidiary of the Issuer (other than a Wholly Owned Subsidiary of the Issuer) that is formed (or otherwise operates) pursuant to a joint venture or similar agreement for a bona fide business purpose.

“Management Group” means at any time, the Chairman of the Board of Directors, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Issuer or any Subsidiary of the Issuer at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

“Permitted Holders” means the collective reference to Marubeni Corporation, its Affiliates and the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Jurisdiction” means any of the United States, any state thereof, the District of Columbia, or any territory thereof, Bermuda, the Cayman Islands, Switzerland, Ireland, Singapore, or the Marshall Islands.

“Permitted Liens” means, with respect to any Person:

(1)	Liens existing on the Issue Date;

(2)

Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Subsidiary;

(3)

Liens on property at the time the Issuer or a Subsidiary acquired the property, including any acquisition by means of an amalgamation or a merger or consolidation with or into the Issuer or any Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Subsidiary;

(4)	Liens securing Indebtedness or other obligations of a Subsidiary owing to the Issuer or another Subsidiary;

(5)

Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6)	Liens in favor of the Issuer or any Guarantor;

(7)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (1), (2), (3), (4), (6) and (12); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (2), (3), (4), (6) and (12) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the notes and Holders thereof than the original Liens and the related Indebtedness;

(8)

other Liens securing obligations which obligations do not exceed 20.0% of Consolidated Tangible Assets at the time of incurrence and after giving effect to the incurrence of such obligations and the use of proceeds thereof, in each case in aggregate principal amount together with all other outstanding obligations secured by Liens incurred pursuant to this clause (8) subsequent to the Issue Date, including the Lien proposed to be incurred;

(9)

Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(10)

Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(11)

Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Subsidiaries in the ordinary course of business;

(12)

Liens securing Indebtedness (including Capitalized Lease Obligations), including any predelivery payment financing, incurred by the Issuer or any of its Subsidiaries, relating to the purchase, lease, acquisition, improvement or modification of any property (real or personal) or equipment that is used or useful in a Similar Business (including any aircraft, engines, spare parts or similar assets), including in the form of financing from aircraft or engine manufacturers or their affiliates and whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that (i) the amount of such Indebtedness does not exceed the purchase price of such property or equipment and any improvements or modifications thereto, (ii) such Indebtedness is incurred not later than 180 days (or 18 months in the case of aircraft, engines, spare parts or similar assets and Capital Stock in any Aircraft Finance Subsidiary) after the date of such purchase, lease, acquisition, improvement or modification and (iii) the Liens extend only to the assets so purchased, leased, acquired, improved or modified (and any improvements or accessions thereto) and any Capital Stock of any related Aircraft Finance Subsidiary; and

(13)	Liens on assets of a Majority Owned JV securing obligations of such Majority Owned JV.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuer may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Issuer may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Rating Agencies” means Fitch, Moody’s and S&P or if any of Fitch, Moody’s or S&P or all three shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Fitch, Moody’s or S&P or all three, as the case may be.

“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and its Subsidiaries pursuant to which the Issuer and/or any of its Subsidiaries sells its accounts receivable to a Person that is not a Subsidiary.

“S&P” means Standard and Poor’s Ratings Group.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the date of the Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)	any partnership, joint venture, limited liability company or similar entity of which

(x)

more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise set forth in this “Description of the Notes” or required by the context, references to “Subsidiary” refer to a Subsidiary of the Issuer.

“Total Assets” means the total assets of the Issuer and its Subsidiaries, as shown on the most recent balance sheet of the Issuer for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, and giving pro forma effect to investments, acquisitions, dispositions, amalgamations, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any Subsidiary subsequent to the date of such balance sheet and on or prior to or simultaneously with the applicable calculation date. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer.

“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available, any publicly available source of similar market data selected by the Issuer) most nearly equal to the period from the redemption date to August 25, 2023 (one month prior to the maturity date of the notes); provided, however, that if the period from the redemption date to August 25, 2023 (one month prior to the maturity date of the notes) is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 25, 2023 (one month prior to the maturity date of the notes) is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

Except as set forth below, all of the notes will be issued in registered, global form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”). Notes will be issued at the closing of this offering only against payment in immediately available funds.

Global Notes will be deposited upon issuance with the Trustee as custodian for DTC in Minneapolis, Minnesota, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in certificated form and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of notes in certificated form. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

Investors in Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in DTC. All interests in a Global Note may be subject to the procedures and requirements of DTC. Euroclear and Clearstream will hold interests in Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream which in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems (as well as to the procedures and requirements of DTC). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes in registered certificated form (“Certificated Notes”) and will not be considered the registered owners or “Holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture governing the notes. Under the terms of the indenture governing the notes, the Issuer and the Trustee will treat the Persons in whose names notes, including Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or

Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of the portion of the aggregate principal amount of the notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute those notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

•	we, at our option, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes; or

•	there has occurred and is continuing a Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture governing the notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of notes represented by Global Notes, including payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the DTC or its nominee. We will make all payments of principal of and premium, if any, and interest on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no account is specified, by mailing a check to each Holder’s registered address. See “Description of the Notes—Principal, Maturity and Interest.” Notes represented by Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in notes represented by Global Notes will, therefore, be required by DTC to be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN BERMUDA TAX CONSIDERATIONS

We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda. The execution, delivery, performance or enforcement of the transactions and related documents contemplated hereby are not subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the documents. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by ourselves pursuant to the transactions contemplated hereby.

UNDERWRITING

Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Goldman Sachs & Co. LLC	$162,500,000
Citigroup Global Markets Inc.	162,500,000
MUFG Securities Americas Inc.	162,500,000
RBC Capital Markets, LLC.	162,500,000
Total	$650,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.360% per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.200% per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have agreed that, from the date of this prospectus until the closing of this offering, we will not, without the prior written consent of Goldman Sachs & Co. LLC, offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us. Goldman Sachs & Co. LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per note	0.600%

We estimate that our total expenses, excluding the underwriting discount, for this offering will be $250,000.

Price Stabilization; Short Positions

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, stabilizing transactions and purchases to cover short positions. Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of various bids for purchase of notes made by the underwriters prior to completion of the offering.

Purchases to cover short positions and stabilizing transactions, as well as any other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Settlement

It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on the date hereof will be required, by virtue of the fact that the securities initially will settle in T+3, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, our subsidiaries and our affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. Additionally, certain of the underwriters and their respective affiliates may sell assets to us from time to time.

In addition, in the ordinary course of its business activities, certain of the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments, including potentially the notes offered hereby. In addition, affiliates of certain of the underwriters are lenders, and in some cases, agents, arrangers and/or managers, under our revolving credit facilities. Affiliates of such underwriters may receive a portion of the net proceeds of this offering to the extent we use net proceeds to repay indebtedness under our revolving credit facilities. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies, potentially through the purchase of credit default swaps or the creation of short positions in our securities, including the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters as to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Aircastle Limited appearing in Aircastle Limited’s Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of Aircastle Limited’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials that we have filed with the SEC at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, information statements and other information regarding us. The SEC’s Web site address is www.sec.gov.

The information incorporated by reference in this prospectus supplement and the accompanying prospectus is an important part of this prospectus supplement and the accompanying prospectus, and information in this prospectus supplement supersedes, as appropriate, information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while the information that we file later with the SEC will automatically update and supersede, as appropriate, this information. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than the portions of those documents not deemed to be filed). These documents contain important information about us.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 13, 2018;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 5, 2018 and for the quarter ended June 30, 2018, filed with the SEC on August 7, 2018;

•

our Definitive Proxy Statement, as filed with the SEC on April 3, 2018 (as to those portions incorporated into our Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 13, 2018, only);

•	our Current Reports on Form 8-K, filed with the SEC on May 3, 2018 (dated May 2, 2018), May 18, 2018, May 22, 2018, August 21, 2018 and September 19, 2018.

We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering. The additional documents so incorporated include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements (in each case, other than the portions of those documents not deemed to be filed). We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide to each person, including any beneficial owner to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Aircastle Limited

c/o Aircastle Advisor LLC

201 Tresser Boulevard, Suite 400

Stamford, CT 06901

(203) 504-1020

PROSPECTUS

AIRCASTLE LIMITED

COMMON SHARES

PREFERENCE SHARES

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

PURCHASE CONTRACTS

PURCHASE UNITS

We may offer and sell, from time to time in one or more offerings in amounts, at prices and on terms to be determined at the time of any such offering, any combination of: (i) common shares; (ii) preference shares; (iii) depositary shares representing preference shares; (iv) debt securities; (v) warrants; (vi) subscription rights; (vii) purchase contracts and (viii) purchase units (or its equivalent in foreign or composite currencies) on terms to be determined at the time of offering.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by selling securityholders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “AYR.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 and in the documents incorporated by reference herein before you make your investment decision.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the Minister of Finance and the Registrar of Companies in Bermuda or the Bermuda Monetary Authority have approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2018.

Consent under the Bermuda Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between persons resident and non-resident of Bermuda for exchange control purposes provided our shares are listed on an appointed stock exchange, which includes the NYSE. Pursuant to the Companies Act 1981 of Bermuda, there is no requirement to file this prospectus or any prospectus supplement with the Registrar of Companies in Bermuda. Neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or for the correctness of any of the statements made or opinions expressed in this prospectus and any prospectus supplement.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus at our discretion in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell our securities, we will provide a prospectus supplement and may provide other offering materials containing specific information about the terms of that offering. The prospectus supplement may add, change or update information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information contained in any prospectus supplement, you should rely on the information in the prospectus supplement. In addition, as described above, we have filed and plan to continue to file documents with the SEC that contain information about us and the business conducted by us. Before you decide to invest in any of our securities, you should read carefully this prospectus, any accompanying prospectus supplement (including all documents incorporated by reference therein), and the information that we file with the SEC.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus or any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Aircastle,” the “Company,” “we,” “us” and “our” to refer to Aircastle Limited and its subsidiaries, except where it is clear that the term refers only to the parent company. Throughout this prospectus, when we refer to our aircraft, we include aircraft that we have transferred into grantor trusts or similar entities for purposes of financing such assets through securitizations and term financings.

iii

SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Aircastle Limited

We acquire, lease, and sell commercial jet aircraft to airlines throughout the world. As of March 31, 2018, we owned and managed on behalf of our joint ventures 234 aircraft leased to 81 lessees located in 44 countries. Our aircraft fleet is managed by an experienced team based in the United States, Ireland and Singapore. Our aircraft are subject to net leases whereby the lessee is generally responsible for maintaining the aircraft and paying operational, maintenance and insurance costs.

Our principal executive offices are located at c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901. Our telephone number is (203) 504-1020. Our website address is www.aircastle.com. Information on, or accessible through, our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

You should consider the specific risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and those contained in our other filings with the SEC that are incorporated by reference in this prospectus, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” on page 35 of this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio: (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes and fixed charges; and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

	Years Ended December 31,					Three Months Ended March 31,
	2013	2014	2015	2016	2017	2018
Ratio of earnings to fixed charges	1.16x	1.47x	1.53x	1.61x	1.61x	1.96x

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common shares, preference shares, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

General

As of the date of this prospectus, our authorized share capital consists of:

•	250,000,000 common shares, par value $0.01 per share; and

•	50,000,000 preference shares, par value $0.01 per share.

As of April 27, 2018, there were issued and outstanding 78,388,985 common shares and no issued and outstanding preference shares. All of the currently outstanding common shares on the date of this prospectus are fully paid. Our bye-laws permit us to issue shares that are not fully paid, subject to the right of our Board of Directors (our “Board”) to make calls for unpaid amounts. Pursuant to our bye-laws, subject to any resolution of the shareholders to the contrary, our Board is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Set forth below is a summary description of all the material terms of our share capital. This description is qualified in its entirety by reference to our memorandum of association and amended bye-laws.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that persons standing for election as directors at a duly constituted and quorate annual general meeting are to be elected by our shareholders by a plurality of the votes cast on the resolution. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the issued and outstanding common shares can elect all of the directors standing for election, and the holders of the remaining shares will not be able to elect any directors.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares. Our common shares are listed on the NYSE under the symbol “AYR.” Any common shares not fully paid up are subject to calls by our Board.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our Board by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other powers, preferences and rights, qualifications, limitations or restrictions as may be fixed by the Board without any further shareholder approval. The rights with respect to a series of preference shares may be more favorable to the holder(s) thereof than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preference shares on the rights of holders of our common shares until our Board determines the specific rights attached to such preference share. The effect of issuing preference shares may include, among other things, one or more of the following:

•	restricting dividends in respect of our common shares;

•	diluting the voting power of our common shares or providing that holders of preference shares have the right to vote on matters as a class;

•	impairing the liquidation rights of our common shares; or

•	delaying or preventing a change of control of Aircastle.

Dividend Rights

Under Bermuda law, a company’s board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our Board, subject to any preferred dividend right of the holders of any preference shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 50% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing two-thirds of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issuance of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Election and Removal of Directors

Our bye-laws provide that our Board shall consist of not less than three and not more than twelve directors, as the Board may from time to time determine. Our Board currently consists of twelve directors. Our Board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. The current terms of the Class I, Class II and Class III directors will expire in 2019, 2020 and 2018, respectively (provided that the Class III directors will hold office until the 2021 if elected at the 2018 annual general meeting).

Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by our Board must give notice of the intention to propose the person for election. Where a person is to be proposed for election as a director at an annual general meeting by a shareholder, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 25 days before or after such anniversary, the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was mailed to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, that notice must be given not later than ten days following the earlier of the date on which notice of the special general meeting was mailed to shareholders or the date on which public disclosure of the date of the special general meeting was made. Such proposal must be made in accordance with the procedures set forth in our bye-laws.

A director may be removed with or without cause by a resolution of our shareholders, including the affirmative votes of at least 80.0% of all votes attaching to all shares in issue entitling the holder to vote on such resolution, provided that notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Acquisition of Common Shares by Aircastle and Option to Require Sale of Shares

Our bye-laws provide that we have the option, but not the obligation, to require a shareholder that is not a U.S. citizen or a qualified resident of the U.S. or of the other contracting state of the applicable tax treaty with the U.S. (as determined for purposes of the relevant provision of the limitation on benefits article of such treaty) owning more than 5% of our issued and outstanding common shares to sell its common shares for their fair market value to us, to other shareholders or to third parties if we determine that failure to exercise our option would result in adverse tax consequences to us or any of our subsidiaries. Our right to require a shareholder to sell its shares will be limited to the purchase of a number of shares that our directors, in the reasonable exercise of their discretion, determine is necessary to permit avoidance of those adverse tax consequences.

Shareholder Agreement

Marubeni Shareholder Agreement

In connection with the sale of common shares to Marubeni Corporation (“Marubeni”), on June 6, 2013, Aircastle and Marubeni entered into a Shareholder Agreement, which was amended and restated on February 18, 2015, and further amended on September 23, 2016 (as amended, the “Shareholder Agreement”). In connection with the amendment and restatement, Marubeni Aviation Holding Coöperatief U.A, a Netherlands coöperatief and a wholly owned subsidiary of Marubeni (“MHC”), also became a party to the Shareholder Agreement.

The Shareholder Agreement provides certain rights to Marubeni with respect to the designation of directors for election to our Board. Based on the current ownership of our common shares by Marubeni and the current size of our Board, Marubeni is entitled to designate three directors for election to our Board in accordance with the Shareholder Agreement. The Shareholder Agreement also includes certain standstill restrictions, including restrictions on direct or indirect acquisitions of voting securities of the Company. These standstill restrictions contain customary exceptions and will terminate upon the first to occur of: (i) January 12, 2025; (ii) the acquisition by a third party of the beneficial ownership of more than 35% of the voting power of the Company; and (iii) the date on which our shares cease to be listed on any national securities exchange for a continuous period of one year. In addition, the Shareholder Agreement includes certain voting restrictions that apply if Marubeni and its affiliates collectively own more than 21% of the voting power of the Company. The Shareholder Agreement also contains restrictions on Marubeni’s ability to transfer common shares for three years following the closing of the issuance, subject to certain exceptions, and contains customary registration rights provisions relating to resales of common shares by Marubeni.

As discussed further below, the Shareholder Agreement provides certain rights to Marubeni with respect to the designation of directors for election to our Board as well as registration rights for certain of our securities owned by them.

Designation and Election of Directors

Pursuant to the Shareholder Agreement, subject to the terms and conditions expressed therein, Marubeni and MHC will have the right, for so long as they beneficially own: (i) at least 5% but less than 15% of the voting power of the Company, to designate one director for appointment to the Board; (ii) at least 15% but less than 25% of the voting power of the Company, to designate two directors for appointment to the Board; provided that the number of directors Marubeni and MHC have the right to designate shall represent at least 20% of the number of directors serving on the Board; and (iii) 25% or more of the voting power of the Company, to designate three directors for appointment to the Board, with the initial appointment to be made prior to

August 14, 2013. On August 2, 2013, Marubeni designated Messrs. Konto and Toya to the Board in accordance with the Shareholder Agreement. On May 22, 2014, Marubeni designated Mr. Kakinoki to the Board in accordance with the Shareholder Agreement. On May 26, 2016, Marubeni designated Mr. Matsumura to the Board to replace Mr. Kakinoki in accordance with the Shareholder Agreement. On June 9, 2017, Marubeni designated Mr. Sakakida to the Board to replace Mr. Konto in accordance with the Shareholder Agreement. On May 1, 2018, Marubeni designated Mr. Kawamura to the Board to replace Mr. Matsumura in accordance with the Shareholder Agreement. If at any time the number of our directors entitled to be designated by Marubeni pursuant to the Shareholder Agreement shall decrease, within twenty days thereafter, Marubeni and MHC shall cause a sufficient number of its designated directors to resign and any vacancies created by these resignations shall be filled by a majority vote of the Board.

Registration Rights

Marubeni Shareholder Agreement

Demand Rights. At any time after the expiration of certain transfer restrictions set forth in the Shareholder Agreement, we have granted to Marubeni and MHC, for so long as they, collectively and beneficially own an amount of our common shares (whether owned or subsequently acquired) at least equal to 5% or more of the Company’s voting securities, “demand” registration rights that allow them to request that we register under the Securities Act an amount equal to or greater than 3% of our common shares then issued and outstanding. Marubeni and MHC are collectively entitled to an aggregate of six demand registrations. We may for up to an aggregate of 90 days during any period of twelve consecutive months refuse a request for demand registration if, in our reasonable judgment, if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such demand registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential.

Piggyback Rights. For so long as they beneficially own an amount of our common shares at least equal to 1% of our common shares issued and outstanding as of any measurement date, at any time after the expiration of certain transfer restrictions set forth in the Shareholder Agreement, Marubeni and MHC also have “piggyback” registration rights that allow them to include the common shares that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or any successor forms thereto) or by any of our other shareholders that have registration rights. The “piggyback” registration rights of these shareholders are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Indemnification; Expenses. We have agreed to indemnify Marubeni, MHC and each of their respective officers, directors, employees, managers, partners and agents and each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Marubeni or MHC against any losses, claims, damages, liabilities and expenses caused by, resulting from or relating to any untrue statement or omission of material fact in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto pursuant to which they sell our common shares, unless such liability arose from any information furnished in writing to the Company by Marubeni or MHC expressly for use therein or by Marubeni’s or MHC’s failure to deliver a copy of a current prospectus or any amendments or supplements thereto, and each of Marubeni and MHC has agreed to indemnify us against all losses caused by their misstatements or omissions. We will pay all expenses incidental to our performance under the Shareholder Agreement, and Marubeni and MHC will pay their respective portions of all underwriting discounts, commissions, the fees and expenses of counsel to Marubeni and MHC and transfer taxes relating to the sale of their common shares under the Shareholder Agreement.

Ontario Teachers’ Pension Plan Board Registration Rights Letter Agreement

In connection with the Company’s repurchase of 2,500,002 of the Company’s common shares at a price of $11.40 per share from certain affiliates of Fortress Investment Group LLC, on August 10, 2012, the Company

entered into a registration rights letter agreement (the “Registration Rights Agreement”) with Ontario Teachers’ Pension Plan Board (“Teachers’”). Pursuant to the Registration Rights Agreement, subject to the terms, conditions and limitations expressed therein, the Company agreed to provide to Teachers’ certain demand registration rights relating to Teachers’ ownership of the Company’s common shares. The Company will generally pay all expenses relating to a demand registration thereunder, except for any underwriter discounts and commissions.

The Company and Teachers’ have each agreed to indemnify the other against various liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, the Registration Rights Agreement contains customary representations, warranties and agreements of the Company and Teachers’.

Demand Rights. We have granted to Teachers’ “demand” registration rights that allow them to make one written request for registration under the Securities Act of any common shares owned by Teachers’, in an amount equal to or greater than 3% of our common shares issued and outstanding the date such demand is made. The number of common shares that may be registered pursuant to a demand by Teachers’ shall not exceed 10% of the total number of Common Shares issued and outstanding on the date such a demand is made. Such registration or offering may occur at any time.

Shelf Registration. Teachers’ may by written notice to the Company require the Company to prepare and file a prospectus supplement or such supplemental materials to the Company’s existing registration statement on Form S-3, or, if the Company is unable to effect a resale pursuant to an existing registration statement, and subject to the availability to the Company of a registration statement on Form S-3, to file and use commercially reasonable efforts to cause to be declared or become effective, as soon as practicable, a new Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act, in an amount that equals or is greater than 3% of the total number of common shares issued and outstanding on the date such a demand is made.

Indemnification; Expenses. The Company and Teachers’ have each agreed to indemnify the other party and its affiliates and their respective officers, directors, employees, managers, shareholders, members and partners against, and to pay and reimburse such party for any losses, claims, damages, liabilities, joint or several, or actions or proceedings to which such party may become subject under the Securities Act or otherwise, insofar as they arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any prospectus, any other offering materials or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (but, in the case of Teachers’, only to the extent that such untrue statement or omission is made in such registration statement, prospectus, offering materials or any amendment or supplement thereto in reliance upon and in conformity with written information prepared and furnished to the Company by the Shareholder expressly for use therein), or in the case of the Company, any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company in connection with a demand registration made by Teachers’ as described above.

Anti-Takeover Provisions

The following is a summary of certain provisions of our bye-laws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

The authorized but unissued common shares and our preference shares will be available for future issuance by the Board, subject to any resolutions of the shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued common shares and preference shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, amalgamation or otherwise.

Certain provisions of our bye-laws may make a change in control of Aircastle more difficult to effect. Our bye-laws provide for a staggered Board consisting of three classes of directors. Each class of directors are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors is elected for a three-year term of office by our shareholders. The terms of the directors in the first, second and third classes will expire in 2019, 2020 and 2018, respectively (provided that the Class III directors will hold office until the 2021 if elected at the 2018 annual general meeting). We believe that classification of our Board will help to assure the continuity and stability of our business strategies and policies as determined by our Board. The classified Board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our Board. Thus, the classified Board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our shareholders. Our bye-laws provide that persons standing for election as directors at a duly constituted and quorate annual general meeting are elected by our shareholders by a plurality of the votes cast on the resolution. In addition, our bye-laws provide that directors may be removed with or without cause by a resolution of our shareholders, including the affirmative votes of at least 80.0% of all votes attaching to all shares in issue entitling the holder to vote on such resolution. Our bye-laws also give us the option, but not the obligation, to require a shareholder that is not a U.S. citizen or a qualified resident of the U.S. or of the other contracting state of the applicable tax treaty with the U.S. (as determined for purposes of the relevant provision of the limitation on benefits article of such treaty) owning more than 5% of our issued and outstanding common shares to sell the shareholder’s common shares to us, to another shareholder or to third parties at fair market value if we determine that failure to exercise such option would result in adverse tax consequences to us or any of our subsidiaries.

Pursuant to our bye-laws, our preference shares may be issued from time to time, and the Board is authorized to determine the rights, preferences, powers, qualifications, limitations and restrictions. See “— Preference Shares.”

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.

Consent under the Bermuda Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between persons resident and non-resident of Bermuda for exchange control purposes provided our shares are listed on an appointed stock exchange, which includes the NYSE. Pursuant to the Companies Act 1981 of Bermuda, there is no requirement to file this prospectus or any prospectus supplement with the Registrar of Companies in Bermuda. Neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or for the correctness of any of the statements made or opinions expressed in this prospectus and any prospectus supplement.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Differences between the Governing Corporate Law of Bermuda and Delaware Law

You should be aware that the Companies Act 1981 of Bermuda (the “Companies Act”), which applies to us, differs in certain material respects from laws generally applicable to Delaware corporations and their shareholders. In order to highlight these differences, set forth below is a summary of material provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us which differ in certain respects from provisions of the General Corporation Law of the State of Delaware.

Duties of Directors. The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be managed and conducted by our Board. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Our directors and officers generally owe fiduciary duties to the company, and not to the company’s individual shareholders. Our shareholders may not have a direct cause of action against our directors.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care and a fiduciary duty of loyalty. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care extends to director oversight and investigation of the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

Delaware law provides that a party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” The business judgment rule is a presumption that in making a business decision, directors acted on an informed basis and that the action taken was in the best interests of the company and its shareholders. Accordingly, unless the presumption is rebutted, a board’s decision will be upheld unless there can be no rational business purpose for the action or the action constitutes corporate waste. If the presumption is not rebutted, the business judgment rule protects the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors generally bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts may subject certain conduct of directors to enhanced scrutiny, such as in respect of defensive actions taken in response to a threat to corporate control or the approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Bermuda law and our bye-laws provide that if a director has an interest in a material transaction or proposed material transaction with us or any of our subsidiaries or has a material interest in any person that is a party to such a transaction, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. Our bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant Board meeting. Under Delaware law, such transaction would not be voidable if: (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the Board and the Board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors; (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or (iii) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements. Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, two or more persons present in person at the start of the meeting and representing in person or by proxy more than 50% of all votes attaching to all shares in issue entitling the holder to vote at the meeting, shall constitute a quorum for the transaction of business at that meeting. Generally, except as otherwise provided in the bye-laws, or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast except for the election of directors which requires only a plurality of the votes cast.

Any individual who is a shareholder of the company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as the board may determine. Under our bye-laws, each holder of common shares is entitled to one vote per common share held.

Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each shareholder is entitled to one vote for each share of stock held by the shareholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of certain extraordinary transactions with special voting requirements, and unless otherwise provided in a company’s certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for shareholder action, and the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for the election of directors.

Dividends. Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our Board, subject to any preferred dividend right of the holders of any preference shares.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that a merger or an amalgamation (other than with certain affiliated companies) that has been approved by the Board must only be approved by a majority of the votes cast at a general meeting of the shareholders at which the quorum shall be two or more persons present in person at the start of the meeting and representing in person or by proxy more than 50% of all votes attaching to all shares in issue entitling the holder to vote at the meeting. Any amalgamation not approved by our Board must be approved by a shareholders resolution, including the affirmative vote of at least 66% of all votes attaching to all shares in issue entitling the holder to vote on such matter.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. Among other limitations, such appraisal right is not available to shareholders if the stock received in the transaction is listed on a national securities exchange.

Takeovers. Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders in the following ways:

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By a procedure under the Companies Act known as a “scheme of arrangement”. A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme or arrangement.

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If the acquiring party is a company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

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Where the acquiring party or parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, dissenting shareholders of the subsidiary are entitled to certain appraisal rights. Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested stockholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.

Share Repurchases. The Companies Act permits a company to purchase its own shares if authorized to do so by its memorandum of association or bye-laws. Our bye-laws allow us to purchase our own shares for cancellation on such terms as our Board may authorize, without obtaining prior shareholder approval. Our ability to repurchase our common shares may be limited in the future by the special veto rights, if any, of the holders of our preference shares.

Delaware law permits a corporation to redeem its own shares on such terms as its board of directors may authorize, without obtaining prior shareholder approval and so long as the capital of the corporation is not impaired and such redemption does not impair the capital of the corporation.

Shareholders’ Suits. Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in their opinion, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 of the Companies Act provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for: (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or (iv) transactions from which such director derived an improper personal benefit.

Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments, fines or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such proceeding. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members and the register of directors and officers is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law provides that any shareholder of record, in person or by attorney or other agent, upon written demand under oath stating the purpose of the demand, has the right during the corporation’s usual hours for business to inspect or make copies or extracts of a corporation’s stock ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder. Under Delaware law, in connection with any meeting of shareholders, the complete list of the shareholders entitled to vote at such meeting must be open to the examination of any shareholder for any purpose germane to such meeting for a period of at least ten days prior to a shareholder meeting and at all times during the shareholder meeting.

Shareholder Proposals. Under Bermuda law, shareholder(s) may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholder(s) may properly move at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (i) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (ii) not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware company’s certificate of incorporation or bylaws.

Calling of Special Shareholders Meetings. Under Aircastle’s bye-laws, a special general meeting may be called by the President, the chairman of the Board or the Board. The Board must call a special general meeting upon the request of Fortress or any “significant shareholder” or “affiliate” of such shareholder (both as defined in the bye-laws) so long as the significant shareholder and its affiliates collectively hold shares carrying at least 10% of the votes attaching to all issued and outstanding shares at the time of such request. Bermuda law also provides that a special general meeting must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Notice of Shareholder Meetings. Bermuda law requires that shareholders be given at least five days’ advance notice of any general meeting. Under Delaware law, a company is generally required to give written notice of any meeting not less than ten days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.

Amendment of Organizational Documents. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued and outstanding share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve any amendment to the certificate of incorporation that requires adoption by shareholders at the shareholders’ meeting. Notwithstanding such requirements, unless otherwise expressly required by the certificate of incorporation, no meeting or vote of shareholders is required to change the corporate name or delete provisions that were necessary to effect a change, exchange, reclassification, subdivision, combination or cancellation of stock if such change, exchange, reclassification, subdivision, combination or cancellation has become effective. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation or any amendment thereto creating such class, adopted prior to the issuance of any shares of such class or authorized by a resolution by the holders of a majority of such class.

Amendment of Bye-laws. Except as provided below, Aircastle’s bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of Aircastle’s Board and by a resolution of our shareholders.

Those bye-laws regarding the election of directors, classes of directors, the term of office of directors, amalgamations and the bye-law governing the amendment of the foregoing bye-laws may only be rescinded, altered or amended upon approval by a resolution of the directors and by a resolution of our shareholders, including the affirmative votes of at least 66.0% of the votes attaching to all shares in issue entitling the holder to vote on such resolution.

Those bye-laws dealing with the removal of directors, corporate opportunity and the bye-law governing the amendment of the foregoing bye-laws may only be rescinded, altered or amended upon approval by a resolution of the directors and by a resolution of our shareholders, including the affirmative votes of at least 80.0% of the votes attaching to all shares in issue entitling the holder to vote on such resolution.

In connection with the Company’s 2018 annual general meeting, our Board has included certain proposed amendments to our bye-laws. See “Where You Can Find More Information” on page 35 of this prospectus.

Under Delaware law, unless the certificate of incorporation or bylaws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the bylaws of a corporation.

Dissolution. Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Registrar of Companies in Bermuda. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

Under Delaware law, a corporation may voluntarily dissolve: (1) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (2) if all shareholders entitled to vote thereon consent in writing to such dissolution.

Transfer Agent and Registrar

A register of holders of the common shares is maintained by Conyers Corporate Services (Bermuda) Limited (previously Codan Services Limited) in Bermuda, and a branch register is maintained in the United States by American Stock Transfer & Trust Company, LLC, who serves as branch registrar and transfer agent. The telephone number of Conyers Corporate Services (Bermuda) Limited is +1 (441) 295-1422 and of American Stock Transfer & Trust Company, LLC is +1 (212) 936-5100.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of preference shares which are called depositary shares. We will deposit the series of preference shares which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preference shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preference shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preference shares.

While the deposit agreement relating to a particular series of preference shares may have provisions applicable solely to that series of preference shares, all deposit agreements relating to preference shares we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preference shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preference shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preference Shares

Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Redemption of Depositary Shares

Whenever we redeem preference shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preference shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preference shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preference shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preference shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of preference shares (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of preference shares are convertible into common shares or other of our securities or property, holders of depositary shares relating to that series of preference shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common shares or other securities or property into which the number of preference shares (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preference shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preference shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preference shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and/or

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preference shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture, dated as of December 5, 2013, between us and Wells Fargo Bank, National Association, as trustee, as supplemented by a first supplemental indenture on December 5, 2013, a second supplemental indenture on March 26, 2014, a third supplemental indenture on January 15, 2015, a fourth supplemental indenture on March 24, 2016 and a fifth supplemental indenture on March 20, 2017. The indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or a combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

Material United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares, preference shares or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the warrants will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares, preference shares or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common shares, preference shares or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common shares, preference shares, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each common share, preference share, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each common share, preference share, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” on page 35 of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common shares, preference shares or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain material U.S. federal income tax consequences applicable to the purchase contracts and purchase units.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common shares received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•

loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common shares which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preference shares or warrants on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preference shares or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common shares, preference shares, debt securities or securities that provide for the issuance of our common shares upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell common shares, preference shares or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to U.S. and New York law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters as to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Aircastle Limited appearing in Aircastle Limited’s Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of Aircastle Limited’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference herein and therein, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements contained in this prospectus, any accompanying prospectus supplements or the documents incorporated by reference herein or therein which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date such statements are made. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle’s filings with the SEC and previously disclosed under “Risk Factors” Aircastle’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and elsewhere in this prospectus and any accompanying prospectus supplement. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this prospectus. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Aircastle Limited. Our common shares are listed and traded on the NYSE. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our internet site at www.aircastle.com. However, the information on our internet site is not part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 13, 2018;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018;

•	Current Report on Form 8-K filed with the SEC on May 3, 2018;

•

Definitive Proxy Statement, as filed with the SEC on April 3, 2018 (as to those portions incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 13, 2018, only); and

•

The description of our common shares set forth in our registration statement on Form 8-A filed with the SEC on July 25, 2006, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (including related exhibits), which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Aircastle Limited

c/o Aircastle Advisor LLC

201 Tresser Boulevard, Suite 400

Stamford, CT 06901

(203) 504-1020

$650,000,000

Aircastle Limited

4.400% Senior Notes due 2023

Joint Book-Running Managers

Goldman Sachs & Co. LLC

Citigroup

MUFG

RBC Capital Markets

September 20, 2018